Exhibit 10.1

Execution Version

May 11, 2026

Commitment and Consent Letter

Accendra Health, Inc.

4435 Waterfront Drive, Suite 300

Glen Allen, Virginia 23060

Attention: Jonathan A. Leon, Executive Vice President & Chief Financial Officer

Ladies and Gentlemen:

You have advised (i) each institution set forth on Schedule 1 attached hereto (each, an “Initial Commitment and Consenting Party” and, together with each other person that becomes an Additional Commitment and Consenting Party (as defined below) in accordance with Section 1, each a “Commitment and Consenting Party”), (ii) each institution set forth on Schedule 2 attached hereto (each, a “Revolving Lender Commitment Party”) and (iii) each institution set forth on Schedule 3 attached hereto which is solely consenting with respect to the Term B-1 Term Loan Consent on the terms set forth in the Term B-1 Term Loan Consent Term Sheet and shall not participate in the Exchange Offers and Consent Solicitations, the New Money Offering or the New Revolving Credit Facility (each, an “Initial Term B-1 Term Loan Consenting Party” and, together with each other person that becomes an Additional Term B-1 Term Loan Consenting Party as defined below in accordance with Section 1, each a “Term B-1 Term Loan Consenting Party” and the Term B-1 Term Loan Consenting Parties, together with the Commitment and Consenting Parties and the Revolving Lender Commitment Parties, collectively, the “Commitment Parties”, “we” or “us”), that Accendra Health, Inc., a Virginia corporation (the “Company” or “you”), intends to consummate the transactions described on Exhibit A (the “New Notes Term Sheet”), Exhibit B (the “New Revolving Credit Facility Term Sheet”) and Exhibit C (the “Term B-1 Term Loan Consent Term Sheet” and, together with the New Notes Term Sheet and the New Revolving Credit Facility Term Sheet, each a “Term Sheet” and together, the “Term Sheets”). Each Term B-1 Term Loan Consenting Party that acquires Existing Senior Notes after the date it becomes a party to this Commitment Letter (but prior to the Early Tender Date) shall (x) be deemed to be a Commitment and Consenting Party hereunder on and from the settlement of such acquisition of Existing Senior Notes and (y) acknowledges and agrees that, unless such Existing Senior Notes were Eligible Senior Notes as of the Signing Date (as defined below), such Existing Senior Notes shall constitute Other 2029 Senior Notes or Other 2030 Senior Notes, as applicable, and not Eligible Senior Notes.

Capitalized terms used but not otherwise defined in this commitment letter shall have the meanings assigned to such terms in the Term Sheets or the other Schedules and Exhibits to this commitment letter, as applicable. The transactions contemplated by this commitment letter (including under the heading “Transactions” under the New Notes Term Sheet) are referred to as the “Transactions”. This commitment letter, the Term Sheets and the other Schedules and Exhibits attached hereto and thereto, are collectively referred to as this “Commitment Letter”.

1. Commitments.

In connection with the Transactions:

(a)

Each Commitment and Consenting Party hereby confirms its or, as and if applicable, its controlled, advised or sub-advised funds’, accounts’ or other investment vehicles’ (its “Related Funds”) commitment to (i) irrevocably and unconditionally validly tender (and not withdraw), no later than the Early Tender Date, all of its Existing Senior Notes in the Exchange Offers (in relation to such Commitment and Consenting Party, its “Tender”), (ii) with respect to each Commitment and Consenting Party that is not a Backstop Party (as defined below), no later than the Early Tender Date, subscribe to the Non-Backstop Party AHC New Money Offering (collectively, the “Initial Commitments” and, as to each such Commitment and Consenting Party, its “Initial Commitment”) in the aggregate principal amount of New Money First Lien Notes set forth opposite its name on Schedule 1 under the heading “Initial Commitment” (if any), (iii) validly deliver, no later than the Early Tender Date (and not revoke) its consent to the Proposed Amendments with respect to its Existing Senior Notes, in each case, pursuant to the terms of the Offering Memorandum (in relation to such Commitment Party, its “Consent”), and (iv) provide to the Company (or its agent), no later than the first business day following the Early Tender Date, its Voluntary Offer Instruction number(s) (or Clearstream or Euroclear reference number) related to The Depositary Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) tender of such Commitment and Consenting Party’s Existing Senior Notes and, solely with respect to each Backstop Party, its ATOP tendering code. Each Backstop Party hereby confirms, with respect to its Eligible Senior Notes, neither it nor, as and if applicable, its Related Funds will purchase or subscribe for any New Money First Lien Notes in the Public New Money Offering.

(b)

Each Backstop Party hereby confirms its or, as and if applicable, its Related Funds’, commitment to purchase, on the Early Settlement Date, the portion of the principal amount of the First Lien Notes as set forth opposite its name on Schedule 1, under the heading “Backstop Commitment” (collectively, the “Backstop Commitments” and, as to each Backstop Party, its “Backstop Commitment” and, collectively with the Initial Commitments, the “New Money Commitments”, and, as to each Commitment and Consenting Party, its “New Money Commitment”). Notwithstanding the foregoing, the Company and each Backstop Party hereby agree that the Backstop Commitments shall be reduced (ratably as between Backstop Parties) dollar-for-dollar by the amount of gross proceeds of the Public New Money Offering actually received by the Company (or its nominee) on the Funding Date for New Money First Lien Notes to be issued on the Early Settlement Date. When used herein, the term “Backstop Party” means each Initial Commitment and Consenting Party that is identified as a “Backstop Party” on Schedule 1 under the heading “Backstop Party”.

(c)

Each Commitment Party that is a Term B-1 Term Loan Lender, including, without limitation, each Term B-1 Term Loan Consenting Party, hereby confirms its or, as and if applicable, its Related Funds’, commitment to, by the Early Tender Date validly submit its consent with respect to all the Term B-1 Term Loans held by such Commitment Party (and not to withdraw such consent once submitted) to the Term B-1 Term Loan Consent.

(d)

Each Revolving Lender Commitment Party hereby confirms its commitment to (i) provide its applicable portion of the commitments in respect of the New Revolving Credit Facility (“New Revolving Credit Facility Commitments”) set forth opposite its name on Schedule 2 under the heading “New Revolving Credit Facility Commitments” and (ii) enter into the First Lien Revolving Credit Facility Agreement on the Early Settlement Date and take any actions reasonably required to consummate the transactions contemplated thereby.

(e)

The Company and each Commitment Party (other than the Term B-1 Term Loan Consenting Parties) commit to enter into a comprehensive mutual release as between the Company, its subsidiaries, and affiliates, on the one hand, and each such Commitment Party, on the other hand, in the form attached hereto as Exhibit G, which shall be effective as of, and subject to the occurrence of, the Early Settlement Date. Each person that participates in the Exchange Offers and Consent Solicitations shall be required to enter into a customary mutual release of the Company, its subsidiaries and affiliates as a condition to participation in such transaction, in each case as shall be set forth in the Offering Memorandum and which may be additionally built into, at the Company’s election, the 2029 Notes Supplemental Indenture and the 2030 Notes Supplemental Indenture.

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(f)

The Company hereby commits to (i) use commercially reasonable efforts to, no later than May 20, 2026 (or such later date as may be approved from time to time by the Required Commitment and Consenting Parties (or counsel thereto)), launch the Exchange Offers and Consent Solicitations (the “Launch Date”), (ii) as soon as reasonably practicable following the receipt of the Required Senior Notes Consents, deliver a duly executed counterpart of the 2029 Senior Notes Supplemental Indenture and the 2030 Senior Notes Supplemental Indenture to the Existing 2029 Senior Notes Trustee or the Existing 2030 Senior Notes Trustee, as applicable, (iii) as soon as reasonably practicable following the satisfaction of the Early Settlement Date Conditions, settle the Exchange Offers in respect of Existing Senior Notes tendered on or prior to the Early Tender Date in accordance with the Offering Memorandum and settle the New Money Offering and cause the 2029 Senior Notes Supplemental Indenture and the 2030 Senior Notes Supplemental Indenture to become effective, (iv) use commercially reasonable efforts to, no later than the Launch Date (or such later date as may be approved from time to time by the Required Commitment and Consenting Parties (or counsel thereto)), launch the solicitation of the Term B-1 Term Loan Consent, and (v) as soon as reasonably practicable following the Term B-1 Term Loan Consent being obtained, deliver a duly executed counterpart of the Existing Term Credit Agreement Amendment to the Existing Term Credit Agreement Administrative Agent.

(g)

The Company hereby agrees that it shall not amend, modify or waive any of the conditions, deadlines or terms with respect to the Exchange Offers and Consent Solicitations, the New Money Offering, the New Revolving Credit Facility or the Term B-1 Term Loan Consent in any manner that is inconsistent with this Commitment Letter or the Offering Memorandum (in the case of the New Revolving Credit Facility, solely to the extent that such amendment, modification or waiver is materially adverse to the Commitment and Consenting Parties in their capacities as such) without the prior written consent of the Required Commitment and Consenting Parties (or counsel thereto). Any amendment, modification or waiver of the conditions, deadlines or terms of the Exchange Offers and Consent Solicitations, the New Money Offering, the New Revolving Credit Facility or the Term B-1 Term Loan Consent that is inconsistent with this Commitment Letter or the Offering Memorandum (other than as amended, modified or waived in compliance with the foregoing sentence) prior to the Early Settlement Date shall entitle any Commitment and Consenting Party to withdraw its Tender and Consent notwithstanding anything to the contrary in this Commitment Letter.

The commitments of the Commitment Parties described in clauses (a) through (e) above are collectively referred to as the “Commitments”.

Notwithstanding the foregoing, it is understood and agreed that any person, with the consent of the Company (not to be unreasonably withheld or delayed), may join this Commitment Letter as a Commitment and Consenting Party (each, an “Additional Commitment and Consenting Party”) or a Term B-1 Term Loan Consenting Party (each, an “Additional Term B-1 Term Loan Consenting Party”), in each case, if such person executes a joinder to this Commitment Letter (substantially in the form attached hereto as Exhibit D or otherwise acceptable to the Company (a “Joinder”)) and the Company shall amend Schedule 1 appropriately to reflect the amounts set forth in such Joinder (it being understood and agreed that no Commitments of any other Commitment Party (including, for the avoidance of doubt, the Backstop Parties) shall be reduced in connection therewith). Following the execution of such Joinder, each Additional Commitment and Consenting Party shall constitute a “Commitment and Consenting Party” for all purposes hereunder and each Additional Term B-1 Term Loan Consenting Party shall constitute a “Term B-1 Term Loan Consenting Party” for all purposes hereunder.

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Each Commitment Party hereby represents and warrants that, as of the date hereof (a) in the case of each Commitment and Consenting Party, (i) such Commitment and Consenting Party or, as and if applicable, its Related Funds is the legal and beneficial holder of Existing Senior Notes in the aggregate principal amount set forth opposite such Commitment and Consenting Party’s name under the headings “2029 Senior Notes” and “2030 Senior Notes” on Schedule 1 (the Existing Senior Notes held by any Commitment and Consenting Party as set forth on Schedule 1, as may be updated in accordance with a Permitted Assignment, the “Eligible Senior Notes”), (ii) such Commitment and Consenting Party or, as and if applicable, its Related Funds, is the legal and beneficial owner of Term B-1 Term Loans in the aggregate principal amount set forth opposite such Commitment and Consenting Party’s name under the heading “Term B-1 Term Loans” on Schedule 1, (iii) has the power and authority to bind, in the timeframes required by this Commitment Letter (including on or prior to the Early Tender Date, as applicable), the legal and beneficial owners of such Existing Senior Notes or Term B-1 Term Loans, as applicable, (iv) is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) or an “institutional” accredited investor within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12), or (13) of the Securities Act or (B) a non-U.S. person located outside of the United States, each as defined under Regulation S under the Securities Act, and (v) has acquired or will acquire any securities of the Company, or its direct or indirect subsidiaries, in connection with the Transactions for investment and not with a view to distribution or resale in violation of the Securities Act, (b) in the case of a Revolving Lender Commitment Party, such Revolving Lender Commitment Party has commitments in respect of the Existing Revolving Credit Facility in an aggregate amount set forth opposite such Revolving Lender Commitment Party’s name under the heading “Existing Revolving Commitments” on Schedule 2 hereto (such commitments, the “Existing Revolving Commitments”) and has not participated or otherwise transferred a beneficial interest in such Existing Revolving Commitments to any other person or entity, and (c) in the case of a Term B-1 Term Loan Consenting Party, (i) such Term B-1 Term Loan Consenting Party or, as and if applicable, its Related Funds, is the legal and beneficial owner of Term B-1 Term Loans in the aggregate principal amount set forth opposite such Term B-1 Term Loan Consenting Party’s name under the heading “Term B-1 Term Loans” on Schedule 3 and (ii) has the power and authority to bind, in the timeframes required by this Commitment Letter (including on or prior to the Early Tender Date, as applicable), the legal and beneficial owners of such Term B-1 Term Loans.

The rights and obligations of each of the Commitment Parties under this Commitment Letter shall be several and not joint, and no failure by any Commitment Party to comply with any of its obligations under this Commitment Letter shall prejudice the rights and obligations of any other Commitment Party.

In addition to the Commitments by the Commitment Parties, you agree that prior to the earlier of (x) the Early Settlement Date and (y) the Termination Date, unless otherwise consented to by the Required Commitment and Consenting Parties and the Required Revolving Lender Commitment Parties (other than in relation to clause (v), which shall only require the consent of the Required Commitment and Consenting Parties), you will (i) conduct your business and operations in the ordinary course in a manner consistent with past practices and in compliance with applicable law, (ii) use commercially reasonable efforts to support, pursue, and take in good faith all necessary and appropriate actions to facilitate and cause the implementation and consummation of the Transactions within the time frames contemplated by this Commitment Letter and the New Notes Term Sheet, (iii) not object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Transactions, (iv) subject to applicable law, rule or regulation or as required by a governmental authority, promptly notify the Commitment Parties of (A) any occurrence, or failure to occur, of any event of which you are aware which occurrence or failure to occur would be likely to cause any condition precedent to any of the Transactions or the Transaction Documents not to occur or become impossible to satisfy, and (B) any legal action commenced, or, to your knowledge, threatened in writing, relating to or involving or otherwise affecting the Transactions, (v) not, directly or indirectly, direct or encourage any of its affiliates or any third party to undertake any Alternative Transaction or exchange or offer to exchange any Existing Senior Notes other than pursuant to the Transactions (subject to the proviso to Section 8 (Exclusivity)), and (vi) not, directly or indirectly, direct or encourage any of its controlled affiliates or any third party to initiate any litigation or proceeding of any kind with respect to the Transactions, this Commitment Letter or the Transaction Documentation, in each case, other than to enforce the terms of this Commitment Letter or the Transaction Documentation (such obligations, collectively with clauses (e) through (g) of Section 1 (Commitments), the “Company Commitments”); provided, that the Company Commitments shall not require the Company or any of its subsidiaries or the board of directors or similar governing body of the Company, after consultation with counsel, to take any action or refrain from taking any action with respect to the Company Commitments to the extent taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and any such action or inaction shall not be deemed to constitute a breach of the Company Commitments or a breach of this Commitment Letter (this proviso, the “Fiduciary Out”).

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You agree to exercise commercially reasonable efforts to obtain public ratings (but not a specific rating) for the First Lien Notes and the Second Lien Notes within 30 days of the Early Settlement Date, in each case, from Moody’s Investors Service, Inc. and S&P Global Ratings.

The Company hereby represents and warrants to each Commitment and Consenting Party and each Revolving Lender Commitment Party that (i) it has all requisite corporate or other power and authority to enter into, execute, and deliver this Commitment Letter, (ii) this Commitment Letter is a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, (iii) it is not a party to any definitive written agreement with respect to any Alternative Transaction (as defined below) which has not been disclosed to the Commitment and Consenting Parties, and (iv) to the best of your knowledge, no insolvency or bankruptcy proceeding has been instituted by or against the Company.

2. Assignments.

Other than pursuant to a Permitted Third Party Assignment (as defined below), no Commitment Party shall be released or novated from its obligations hereunder (including its Commitment) until the earlier of (i) the applicable Closing Date and (ii) the Termination Date. Until the earlier of (i) the applicable Closing Date and (ii) the Termination Date, no Commitment and Consenting Party holding New Money Commitments, Existing Senior Notes or Term B-1 Term Loans shall sell, participate or otherwise transfer any of its New Money Commitments, Existing Senior Notes or Term B-1 Term Loans (or any interest therein) to any other person unless the transferee thereof (x) is another Commitment and Consenting Party (including, for the avoidance of doubt, any Additional Commitment and Consenting Party) or one of its Related Funds (a “Permitted Third Party Assignment”) or (y) is a Related Fund of such Commitment and Consenting Party; provided, that in the case of any transfer to any such person, such transferor and transferee has delivered, substantially concurrently with such transfer, to the Company and Paul, Weiss (as defined below), as counsel to the Commitment and Consenting Parties, a transfer notification (substantially in the form attached hereto as Exhibit E or otherwise acceptable to the Company (a “Transfer Notification”)) and the Company shall amend Schedule 1 appropriately to reflect such Transfer Notification; provided, further, that, notwithstanding anything to the contrary herein, no Backstop Party may transfer any Backstop Commitment without the prior written consent of the Company which shall not be unreasonably withheld or delayed (any such permitted transfer in clauses (x) or (y), a “Permitted Assignment”). Upon the consummation of a Permitted Third Party Assignment, such transferor shall be deemed to relinquish its rights and be released from its Commitments solely to the extent of such New Money Commitments, Existing Senior Notes or Term B-1 Term Loans that were transferred pursuant to such Permitted Third Party Assignment, provided, that in no event shall any such transfer relieve any Commitment Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such transfer; provided, further, that no such Commitment Party shall be released from any such Commitments prior to the settlement of such Permitted Third Party Assignment, and no such Permitted Third Party Assignment shall relieve any Commitment Party of its obligation to fund its New Money Commitment unless the applicable transferee actually funds the applicable portion of such New Money Commitment on the terms set forth herein.

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At any time prior to the earlier of (i) the applicable Closing Date, and (ii) the Termination Date, this Commitment Letter shall not be assignable by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent shall be null and void ab initio) except (A) (solely with respect to the New Money Commitments, Existing Senior Notes or Term B-1 Term Loans held by a Commitment and Consenting Party) pursuant to a Permitted Assignment and (B) solely with respect to a Revolving Lender Commitment Party, if the assignment thereof would be permitted by the limitations on assignment that are applicable to the Existing Revolving Credit Facility; provided, however, that each Commitment Party may, at any time, employ the services of its Related Funds in fulfilling its obligations contemplated by this Commitment Letter (it being understood and agreed that the foregoing shall not relieve the assignor Commitment Party of its obligations with respect to its New Money Commitment unless such Related Fund actually funds the applicable portion of the New Money Commitment on the terms and conditions set forth herein, and the Commitment and Consenting Party shall remain obligated to exchange, and consent to the Proposed Amendments with respect to, all of its remaining Existing Senior Notes in the Exchange Offers and provide the Term B-1 Term Loan Consent with respect to its remaining Term B-1 Term Loans).

3. Information.

The Company represents and warrants that (a) all written factual information and data concerning the Company and its subsidiaries and their respective businesses, other than any projections, forecasts, financial and other estimates and other forward-looking information (“Projection Materials”), and information of a general economic or industry-specific nature (the “Information”), that has been or will be made available to any Commitment Party by you or any of your affiliates or representatives on your behalf in connection with the Transactions, in each case, when taken as a whole and after giving effect to all supplements and updates provided thereto from time to time, is and will be, when furnished, correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projection Materials that have been or will be made available to any Commitment Party by or on behalf of you, or any of your affiliates or representatives, when taken as a whole and after giving effect to all supplements and updates provided thereto from time to time, have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished (it being recognized by the Commitment Parties that such Projection Materials are not to be viewed as facts or guaranties of performance and are subject to significant uncertainties and contingencies many of which are beyond your control, that no assurance can be given that any particular financial or other projections or estimates will be realized, that actual results may differ from projected results and that such differences may be material). You agree that if, at any time prior to the applicable Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect if the Information or the Projection Materials were being furnished and such representations were being made at such time, you will promptly supplement the Information and/or the Projection Materials, as applicable, so that the representations and warranties in the preceding sentence remain true and correct in all material respects at such time under those circumstances; provided, that any such supplement received prior to the applicable Closing Date shall cure any breach of such representations and warranties. You understand that we may use and rely on the Information and Projection Materials for purposes of the transactions contemplated by this Commitment Letter without independent verification thereof and assume no responsibility and shall not be liable for the accuracy or completeness of the Information or Projection Materials or the use by others of Information, Projection Materials or other materials (including, without limitation, any personal data) obtained through electronic, telecommunications or other information transmission systems, including an electronic platform or otherwise via the internet. Notwithstanding anything to the contrary herein, you will not be required to provide any information to the extent that the provision thereof could (in the Company’s good faith determination) violate any attorney-client privilege, law, rule or regulation or any obligation of confidentiality binding on you; provided, that (i) solely to the extent you are able to do so without violating the applicable restriction or waiving privilege (as determined by the Company), you shall use your commercially reasonable efforts to communicate the applicable information (or portion thereof) in a way that would not violate the applicable restriction or risk waiver of such privilege and (ii) in the event you do not provide information in reliance on this sentence, you will promptly notify the Commitment Party that the information is being withheld on such basis (to the extent permitted without waiving such privilege or violating the applicable restriction).

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4. Sharing of Information; Absence of Fiduciary Relationship.

You acknowledge that each Commitment Party may be (or may be affiliated with or related to) a full service financial firm and as such from time to time may, and its affiliates and/or Related Funds may, (a) effect transactions for its own or its affiliates’ and/or Related Funds’ account or the account of customers, and hold long positions in debt or equity securities, loans or other securities and financial instruments of companies that may be the subject of the Transactions or with which you or your affiliates may have commercial or other relationships or (b) provide debt financing, equity capital, investment banking, financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling to other companies or similar services in respect of which you or your affiliates may have conflicting interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims each of them has or will or may have hereunder with respect to any conflict of interest arising from such transactions, activities, investments or holdings, or arising from the failure of any Commitment Party or any of its affiliates and/or Related Funds or customers to bring such transactions, activities, investments or holdings to their attention.

You acknowledge and agree that (a)(i) the arrangements described in this Commitment Letter regarding the Transactions are arm’s-length commercial transactions between you and your affiliates, on the one hand, and the Commitment Parties and/or their applicable affiliates and/or Related Funds, on the other hand, that do not directly or indirectly give rise to, nor do you rely on, any fiduciary or other implied duty on the part of the Commitment Parties and their applicable affiliates and/or Related Funds and the Commitment Parties and such affiliates and/or Related Funds expressly disclaim any fiduciary or other implied relationship to any party hereto or any of such parties’ affiliates or any other person or entity, (ii) you waive, to the fullest extent permitted by law, any claims you may have against the Commitment Parties and their affiliates and/or Related Funds for breach of fiduciary duty or alleged breach of fiduciary duty arising prior to the date hereof, (iii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate and you are not relying on the Commitment Parties or their applicable affiliates and/or Related Funds or representatives for such advice, and (iv) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the Transactions and are responsible for making your own independent judgment with respect to the transactions contemplated by this Commitment Letter and the process leading thereto; and (b) in connection with the Transactions, (i) each Commitment Party, in its capacity as such (and/or its applicable affiliates and/or Related Funds) has been, is, and will be (or have been, are and will be) acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, in such capacity, has not been, is not, and will not (or have not been, are not and will not) be acting as an advisor, agent or fiduciary to you or any of your affiliates or any other party hereto or any of such parties’ affiliates or any other person or entity and are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; and (ii) no Commitment Party, its affiliates and/or Related Funds has an obligation to you or your affiliates except those obligations expressly set forth in this Commitment Letter and any other written agreement with you or any of your affiliates. Any review by the Commitment Parties of you, your affiliates, the Transactions or other matters relating to such transactions will be performed solely for the benefit of such Commitment Parties and shall not be on behalf of you or any of your affiliates.

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5. Indemnification; Expenses.

The Company hereby agrees to indemnify and hold harmless each (i) Commitment and Consenting Party that provides a New Money Commitment and (ii) Revolving Lender Commitment Party and each of their respective affiliates and/or Related Funds and all their respective Related Parties (as defined below), officers, directors (or equivalent managers), members, partners, trustees, employees, equity holders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all actual losses, claims, damages, and liabilities, joint or several, to which any such Indemnified Person may become subject arising out of, in connection with, or as a result of this Commitment Letter or the Transactions contemplated by the applicable Term Sheet, or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto and whether or not the transactions contemplated hereby are consummated; provided, that no Indemnified Person will be entitled to indemnity hereunder in respect of any loss, claim, damage, liability or related expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense arose from (i) the bad faith, fraud, gross negligence or willful misconduct of, or material breach of this Commitment Letter by, such Indemnified Person (or any of its Related Parties (as defined below)) (it being agreed that a Commitment Party’s compliance with this Commitment Letter and the Transactions expressly contemplated hereby on the terms set forth herein shall not be deemed bad faith, fraud, gross negligence or willful misconduct) or (ii) any disputes solely among Indemnified Persons (or their Related Parties) and not arising out of any act or omission of the Company or any of its affiliates. The foregoing shall not limit any indemnities set forth under the Existing Revolving Credit Facility Agreement in favor of the Revolving Lender Commitment Parties in their several capacities thereunder.

In no event will any Indemnified Person, any other party hereto, the Company or any of the Company’s affiliates or any of their respective officers, directors, partners, trustees, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons and each of their respective heirs, successors and assigns be liable on any theory of liability for indirect, special, or consequential damages, lost profits or punitive damages in connection with this Commitment Letter or the Transactions; provided, that nothing contained in this sentence shall limit the Company’s indemnification obligations to the extent set forth hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.

The Company shall not be liable for any settlement of any proceeding (or expenses relating thereto) effected without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent, or if there is a final judgment against an Indemnified Person in any such proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person to the extent and in the manner set forth above. The Company shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability and claims that are the subject matter of such proceeding, (b) does not include any statement as to any admission of fault or culpability of such Indemnified Person, and (c) includes customary confidentiality and non-disparagement agreements; provided, that, for the avoidance of doubt, no settlement pursuant to this sentence shall be binding on any Indemnified Person without such Indemnified Person’s consent. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by the Company under this paragraph to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable order of a court of competent jurisdiction.

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The indemnity and expense reimbursement obligations set forth herein, unless superseded and/or terminated in accordance with the execution of the Transaction Documentation (as defined below) in accordance with the below (i) in relation to such indemnity obligations, shall survive the occurrence of the Termination Date, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Commitment Parties or any other Indemnified Person, and (iii) shall be binding on any successor or assign of the Company.

For purposes hereof, “Related Party” and “Related Parties” of an Indemnified Person mean any (or all, as the context may require) of such Indemnified Person’s affiliates and controlling persons and its or their respective officers, directors, partners, trustees, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons.

The Company shall pay, to the extent invoiced in reasonable detail at least one (1) business day prior (except as otherwise agreed by the Company) to the Early Settlement Date, the reasonable and documented fees and expenses of the advisors to the Commitment Parties, which, in the case of (i) the Commitment and Consenting Parties, shall be limited to the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), subject to the terms and conditions of that certain letter agreement between the Company and Paul, Weiss dated as of February 25, 2026 (the “PW Fee Letter”), as counsel to the Commitment and Consenting Parties and of a single local counsel to the Commitment and Consenting Parties in each relevant jurisdiction, (ii) the Revolving Lender Commitment Parties, shall be limited to the fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), subject to the terms and conditions of the Existing Revolving Credit Facility Agreement, as counsel to the Revolving Lender Commitment Parties and (iii) the Term B-1 Term Loan Consenting Parties, shall be limited to the fees and expenses of (x) Davis Polk, subject to the terms and conditions of the Existing Term Loan Credit Agreement, and (y) Paul, Weiss, subject to the terms and conditions of the PW Fee Letter, as counsel to the Term B-1 Term Loan Consenting Parties, in each case, incurred in connection with the Transactions, the preparation of this Commitment Letter and the definitive documentation with respect to the Transactions (such definitive documentation, including the First Lien Notes Indenture, the Second Lien Notes Indenture, the 2029 Notes Supplemental Indenture, the 2030 Notes Supplemental Indenture, the First Lien Revolving Credit Facility Agreement, the Existing Term Credit Agreement Amendment, the Intercreditor Agreements and any other document necessary to effectuate the Transactions to the extent material to the interests of the Commitment and Consenting Parties, collectively, the “Transaction Documentation”) (such fees and expenses collectively, the “Expenses”).

Notwithstanding anything to the contrary contained herein, upon effectiveness of the Transaction Documentation, the relevant provisions of such Transaction Documentation shall supersede the provisions of this Section 5; provided, that the Company’s indemnity obligations to the Indemnified Persons set forth above shall survive the occurrence of the Termination Date.

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Each Commitment Party hereby agrees until the earliest of (i) the Termination Date and (ii) the final Closing Date with respect to the Transactions (the “Final Closing Date”), that such Commitment Party will not (and it shall cause its affiliates and Related Funds not to) file (or join any party in filing or supporting) any lawsuit, proceeding or matter against the Company or any of its subsidiaries (or any parent entity or shareholder of the Company) with respect to any matter involving the Company or any of its subsidiaries (or any parent entity or shareholder of the Company) that occurred on or prior to the date hereof; provided, that this provision shall not apply to (x) any lawsuit, proceeding or matter in connection with any breach of this Commitment Letter by the Company or the enforcement of this Commitment Letter or (y) any filing, response or counterclaim made by any Commitment Party in connection with any lawsuit, proceeding or matter against such Commitment Party or any of its affiliates and/or Related Funds brought initially by the Company or any of its subsidiaries. For the avoidance of doubt, this paragraph shall not apply to any Commitment Party for longer than its Commitments under this Commitment Letter remain outstanding.

6. Termination/Expiration of Commitments.

Following the date hereof (the “Signing Date”), the obligations of each Commitment Party and you under this Commitment Letter (other than obligations that expressly survive pursuant to the fourth to last paragraph of Section 10 (Miscellaneous)) shall terminate automatically and immediately without any further action or notice by any party upon the earliest to occur of: (a) the Final Closing Date, (b) the date the Required Commitment and Consenting Parties or the Required Revolving Lender Commitment Parties terminate the applicable Commitments in accordance with the second to last paragraph of this Section 6, (c) the date the Company terminates the Company Commitments in accordance with the last paragraph of this Section 6, (d) the exchange of mutual written consent to the termination of this Commitment Letter by the Company, the Required Commitment and Consenting Parties and the Required Revolving Lender Commitment Parties, and (e) 5:00 p.m., New York City time, on June 30, 2026 (such date, including as extended in accordance with the terms hereof, the “Outside Termination Date” and the date on which the earliest of clauses (a) through (e) above occur, the “Termination Date”); provided, that, in each case, any such termination shall not relieve any party hereto from any liability in connection with any breach of this Commitment Letter that occurred before such termination.

Notwithstanding anything to the contrary herein, the Required Commitment and Consenting Parties or the Required Revolving Lender Commitment Parties may (other than in relation to clauses (ii) and (vi), which shall only require the consent of the Required Commitment and Consenting Parties), upon written notice to you (which may be by email through counsel), terminate the Commitments at any time as to (x) in relation to the Required Commitment and Consenting Parties, all Commitment and Consenting Parties and (y) in relation to the Required Revolving Lender Commitment Parties, all Revolving Lender Commitment Parties, after the occurrence and continuation of any of the following events:

(i)

the breach in any material respect by you of the Company Commitments where such breach would be reasonably expected to materially impede the consummation of the Transactions on the terms set forth herein or a breach by you of clause (g) of Section 1 (Commitments) or clause (b) of the penultimate paragraph of Section 10 (Miscellaneous); provided, that if the Company has used commercially reasonable efforts to cause the Launch Date to occur, a delay of the Launch Date beyond the timeframes specified herein shall not constitute such a breach;

(ii)

the amendment, modification or waiver of any term of the Existing Term Credit Agreement, the 2029 Senior Notes Indenture or the 2030 Senior Notes Indenture (collectively, the “Existing Documents”) other than as contemplated by this Commitment Letter, to the extent that such amendment, modification or waiver is adverse in any material respect to the interests of the Commitment and Consenting Parties;

(iii)	the occurrence of an Event of Default (following the expiry of any applicable grace periods) under any Existing Document;

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(iv)

the commencement of a voluntary or involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, assignment for the benefit of creditors or other relief in respect of the Company;

(v)

entry of an injunction, judgment or order by any court of competent jurisdiction prohibiting the consummation of a material portion of the Transactions, unless, in each case, such injunction, judgment or order has been issued by the request of any Commitment Party or, in all other circumstances, such injunction, judgment or order has been stayed, reversed, or vacated; or

(vi)

the Company (x) executes or publicly announces a definitive written agreement with respect to any Alternative Transaction, (y) consummates any Alternative Transaction or (z) exercises the Fiduciary Out.

Notwithstanding anything to the contrary herein, the Company may, upon written notice to the Commitment and Consenting Parties and the Revolving Lender Commitment Parties (which may be by email through counsel), terminate the Company Commitments at any time after the occurrence and continuation of any of the following events:

(i)

the breach in any material respect by a Commitment and Consenting Party or a Revolving Lender Commitment Party where such breach would be reasonably expected to materially impede the consummation of the Transactions on the terms set forth herein; or

(ii)

entry of an injunction, judgment or order by any court of competent jurisdiction prohibiting the consummation of a material portion of the Transactions, unless, in each case, such injunction, judgment or order has been issued by the request of the Company or, in all other circumstances, such injunction, judgment or order has been stayed, reversed, or vacated.

7. Confidentiality.

The terms and conditions of this Commitment Letter are for the Company’s confidential use only and may not be disclosed by the Company to any person or entity without the prior written consent of each Commitment Party (which may be by email through counsel) and the proprietary financial information of such Commitment Party (including the identity of such Commitment Party and the amount of such Commitment Party’s Commitments (but excluding, for the avoidance of doubt, the aggregate Commitments), the amount of Existing Senior Notes or Term B-1 Term Loans held by such Commitment Party or its affiliates or the amount of any fees or other amounts owing thereto (but excluding, for the avoidance of doubt, the aggregate fees or other amounts owing thereto)) (collectively, the “Commitment Party Financial Information”) shall not be disclosed to any other Commitment Party (other than information contained in this Commitment Letter, except the identity of any Commitment Party or its affiliates, such Commitment Party’s Commitments, the amount of Existing Senior Notes held by any Commitment Party or its affiliates or the amount of any fees or other amounts owing thereto); provided, that the terms and conditions of this Commitment Letter, including Commitment Party Financial Information set forth herein, may be disclosed by the Company as and if required (a) after fair consultation with the Commitment Parties and other than in respect of fees (but excluding, for the avoidance of doubt, the aggregate fees or other amounts owing thereto), to consummate the Transactions, (b) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter (including public filings in connection with the Transactions, if any), (c) pursuant to an order of a court of competent jurisdiction or any other governmental authority (in which case you agree, to the extent permitted by law, rule or regulation, to use commercially reasonable efforts to inform us promptly thereof), (d) as required in any legal, judicial or administrative proceeding or as otherwise required by applicable law, rule or regulation, including, for the avoidance of doubt, in connection with any required filings with the United States Securities and Exchange Commission, or as requested by a governmental authority, (e) to the Company’s members, partners, stockholders, direct or indirect investors, directors (or equivalent managers), officers, employees, agents, affiliates, attorneys, accountants, independent auditors and other advisors of the Company’s or any of the foregoing, in each case, on a confidential “need-to-know” basis (provided, that any such member, partner, stockholder, affiliate, or investor of the Company is advised of its obligation to retain such information as confidential in accordance with this Commitment Letter, and the Company shall be responsible for the compliance of its members, partners, stockholders, affiliates and investors with this paragraph), (f) if the Commitment Parties otherwise consent in writing to such proposed disclosure, (g) other than with respect to fees, the trustees and/or collateral agents in respect of the Existing Revolving Credit Facility, the Existing Senior Notes and/or the Term B-1 Term Loans, (h) other than with respect to the names of the Commitment Parties or any Commitment Party Financial Information, to Existing Holders and Existing Lenders in connection with their participation in the Transactions; provided, that the Company may disclose the Commitment Letter (or any part thereof other than, for the avoidance of doubt, the names of the Commitment Parties or any Commitment Party Financial Information) to the Existing Holders and Existing Lenders in connection with their participation in the Transactions if redacted in a customary manner (as determined by the Company in good faith), (i) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Company in violation of any confidentiality obligations hereunder, or (j) other than with respect to the names of the Commitment Parties or any Commitment Party Financial Information and if redacted in a customary manner (as determined by the Company in good faith), to its and its subsidiaries’ customers, vendors, landlords and other commercial counterparties. The provisions of this paragraph shall automatically terminate on the date that is one (1) year following the date hereof, other than the obligations set forth in this paragraph with respect to the amount of any fees owing to a Commitment Party (but excluding, for the avoidance of doubt, the aggregate fees or other amounts owing thereto), which shall survive indefinitely.

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Each of the Commitment Parties shall use all non-public information received by it from, or on behalf of, the Company in connection with the Transactions following the date hereof (including any information obtained by it based on a review of any books and records relating to the Company or its subsidiaries or affiliates) solely for the purposes of this Commitment Letter and shall treat confidentially all such information and the existence and terms and contents of this Commitment Letter and the Transaction Documentation and shall not publish, disclose or otherwise divulge such information; provided, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) to the extent compelled by legal, judicial or administrative process or otherwise as required by applicable law, rule or regulation (in which case such Commitment Party or its Related Fund, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, (i) to the extent practicable and permitted by law, inform you promptly in advance thereof, (ii) disclose only the portion of such information which it is compelled to disclose and (iii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (b) upon the request or demand of any governmental, regulatory or self-regulatory authority having jurisdiction over such Commitment Party or its affiliates and/or Related Funds (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, (i) to the extent practicable and permitted by law, notify you promptly in advance thereof, (ii) disclose only the portion of such information which it is compelled to disclose pursuant to such request or demand and (iii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) in connection with the exercise of any remedy or enforcement or defense of any rights or claims made under this Commitment Letter (including public filings in connection with the Transactions, if any), (d) to the members, partners, directors (or equivalent managers), Related Funds, officers, employees, agents, affiliates, attorneys, accountants, independent auditors, professionals or other experts and advisors (collectively, the “Representatives”) of such Commitment Party on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of such information and are or have been advised of their obligation to (and agree to) keep information of this type confidential in accordance with the term of this Commitment Letter or a confidentiality agreement with no less restrictive terms; provided, that such Commitment Party shall be responsible for its Representatives’ compliance with this paragraph unless such Representative is also a Commitment Party, (e) to any of its affiliates, investors, portfolio financing sources, limited partners and their respective Representatives on a confidential “need-to-know” basis (provided, that any such affiliate, investor, portfolio financing source, limited partner or Representative is advised of its obligation to (and agrees to) retain such information as confidential, and each Commitment Party shall be responsible for the compliance of its affiliates and Representatives of its affiliates with this paragraph unless such Representative is also a Commitment Party), (f) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or its or their respective Representatives in breach of this Commitment Letter, (g) for purposes of establishing a “due diligence” defense, (h) to the extent such information is received by a Commitment Party from a third party that is not, to such person’s knowledge (after reasonable inquiry), subject to confidentiality, fiduciary or other legal obligations owing to you or any of your subsidiaries or affiliates, (i) to bona fide prospective participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Transactions (provided, that any such party in this clause (i) is advised of its obligation (and agrees to) to retain such information as confidential), (j) with the prior written consent of the Company and (k) to the extent such information was independently developed by the Commitment Parties so long as not based on information obtained in a manner that would otherwise violate this provision. The provisions of this paragraph shall supersede the confidentiality provisions set forth in the Confidentiality Agreements (subject to the following paragraph) with respect to the information governed by this paragraph and shall automatically terminate on the earliest of (i) the date that is one year following the date hereof and (ii) upon execution of the Transaction Documentation, whereby the relevant provisions of the Transaction Documentation shall supersede the provisions of this paragraph pursuant to the terms thereof. Notwithstanding the foregoing or any other provision of this Commitment Letter, no Commitment Party shall issue any press releases or other public disclosure or make or permit to be made any communication to holders of Existing Senior Notes referencing this Commitment Letter, the existence, terms and provisions hereof or the Transactions, in each case, without the prior written consent of the Company. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.

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Notwithstanding anything to the contrary set forth in the several confidentiality agreements between the Company and the Commitment and Consenting Parties or the Term B-1 Term Loan Consenting Parties, as applicable, relating to the Transactions (collectively, the “Confidentiality Agreements”), as applicable, the date set forth in clause (A) of the definition of “Public Disclosure Date” (as defined in each such Confidentiality Agreement) shall be (and is hereby) made May 11, 2026. The confidentiality obligations set forth in this Section 7 shall be subject to the cleansing provisions in Section 8 of the Confidentiality Agreements, as applicable, including the ability of a Commitment Party to disclose Additional Disclosure Material, as defined in and in accordance with the terms of the applicable Confidentiality Agreement.

8. Exclusivity.

In consideration for the Commitments of the Commitment and Consenting Parties and the time and resources dedicated by the Commitment and Consenting Parties in connection with the First Lien Notes, the Second Lien Notes, and the agreements and documents related to each of the foregoing, you hereby agree, that so long as this Commitment Letter has not been terminated in accordance with its terms, to, and agree to cause your subsidiaries, directors, officers, employees, financial advisors, accountants, and counsels to, during the Exclusivity Period (as defined below), unless otherwise consented to by the Required Commitment and Consenting Parties, (a) cease any direct or indirect discussion with any other potential lenders, arrangers, agents and other financing sources (other than the Commitment Parties) to provide, arrange, or otherwise deliver services in respect of any financing (including any new money financing), exchange, tender offer, refinancing, repurchase, recapitalization, restructuring, reorganization, or other similar transaction that is an alternative to the New Money Offering or the Exchange Offers (each, an “Alternative Transaction”), and (b) not engage, directly or indirectly, in discussion, provide any information to, solicit, encourage, initiate, sign, consummate, or entertain proposals from any person or persons other than the Commitment Parties in connection with an Alternative Transaction; provided, that the foregoing shall not apply to actions taken in connection with (x) any Joinder or any actual or potential Exchanges, in each case, in accordance with the terms hereof, or (y) the New Revolving Credit Facility. You further agree to immediately inform us of any proposal to effect any Alternative Transaction (whether or not such proposal was received in contravention of the immediately foregoing sentence) that you or any of your subsidiaries, directors, officers, employees, financial advisors, accountants, or counsels receive during the Exclusivity Period. The term “Exclusivity Period” shall mean the period beginning on the Signing Date and concluding at 11:59 p.m. on the earlier of (x) the Termination Date and (y) the Early Settlement Date.

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9. Governing Law; Jurisdiction; Waivers.

This Commitment Letter, and any claim, controversy or dispute arising under or related to this Commitment Letter, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Commitment Letter irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Commitment Letter and (b) agrees that a final judgment in any such action may be enforced in any such court. You and we agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of the parties to this Commitment Letter irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Commitment Letter.

10. Miscellaneous.

This Commitment Letter shall become effective and binding upon each of the parties to this Commitment Letter as of the time and date on which all of the following conditions have been satisfied: (a) the Company shall have executed and delivered a counterpart signature page of this Commitment Letter to the Commitment Parties (or counsel thereto) and, (b)(i) the Commitment and Consenting Parties and Term B-1 Term Loan Consenting Parties (representing Existing Holders of at least a majority in principal amount of all the outstanding 2029 Senior Notes issued under the 2029 Senior Notes Indenture, a majority in principal amount of all the outstanding 2030 Senior Notes issued under the 2030 Senior Notes Indenture and Required Term B-1 Lenders under and as defined in the Existing Term Loan Credit Agreement), and (ii) the Revolving Lender Commitment Parties, in each case, shall have executed and delivered counterpart signature pages of this Commitment Letter to the Company, and (c) the Company shall have paid all Expenses of Paul, Weiss and Davis Polk invoiced at least one (1) business day prior (except as otherwise agreed by the Company) to the Signing Date.

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This Commitment Letter has been and is made solely for the benefit of the parties signatory hereto and, with respect to Section 5 (Indemnification; Expenses), the Indemnified Persons, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or the agreements of the parties contained herein. This Commitment Letter may not be amended or waived except by an instrument in writing signed by each party hereto; provided, that, notwithstanding anything herein to the contrary, the Outside Termination Date may be extended by an instrument in writing signed by each of (x) the Company, (y) with respect to the Commitment and Consenting Parties and the Term B-1 Term Loan Consenting Parties, the Required Commitment and Consenting Parties, and (z) with respect to the Revolving Lender Commitment Parties, the Required Revolving Lender Commitment Parties (or by an email confirmation by respective counsels thereto, it being understood and agreed that the Company and its advisors may rely on counsel to the applicable Commitment Parties in its determination of whether such amount of holders have so consented).

Except (a) for the Confidentiality Agreements and, as applicable, any Transaction Documentation once in effect, or (b) as otherwise expressly agreed in writing by the Commitment Parties and the Company, this Commitment Letter sets forth the entire understanding of the parties hereto as to the scope of the Commitments and the obligations of the Commitment Parties and you hereunder, and supersedes all prior agreements, understandings and proposals, whether written or oral, between the Commitment Parties and you relating to the Commitments. Notwithstanding the foregoing, no Commitment Party shall be obligated to (x) waive (solely to the extent such Commitment Party has the power or right to individually waive) any Exclusive Condition or (y) approve (solely to the extent such Commitment Party has the power or right to individually approve) any Transaction Documentation the terms of which are inconsistent with the terms set forth in this Commitment Letter.

This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) and by electronic signature shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Commitment Letter or any other document to be signed in connection with this Commitment Letter and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Commitment Parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

This Section, the third to last paragraph of Section 1 (Commitments) and Sections 4 (Sharing of Information; Absence of Fiduciary Relationship), 5 (Indemnification; Expenses), 7 (Confidentiality) and 9 (Governing Law; Jurisdiction; Waivers) contained in this Commitment Letter shall remain in full force and effect regardless of whether the Transaction Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Commitments hereunder, subject, in the case of Section 5 (Indemnification; Expenses), to the terms of the penultimate paragraph of such section and subject, in the case of Section 7 (Confidentiality), to the terms of such section.

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The Commitment Parties and the Company understand that certain of the Revolving Lender Commitment Parties are engaged in a wide range of financial services and businesses, and therefore, in furtherance of the foregoing, the Commitment Parties and the Company acknowledge and agree that, to the extent a Revolving Lender Commitment Party expressly indicates on its signature page hereto that it is executing this Commitment Letter on behalf of specific trading desk(s) and/or business group(s) of the Revolving Lender Commitment Party, the obligations set forth in this Commitment Letter shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Revolving Lender Commitment Party until such trading desk or business group is or becomes a party to this Commitment Letter. Notwithstanding anything contained in this Commitment Letter, to the extent that a Revolving Lender Commitment Party acts as an administrative agent or collateral agent under the Existing Revolving Credit Agreement, such Revolving Lender Commitment Party shall only be bound by this Commitment Letter in its capacity as a Revolving Lender Commitment Party and not in its capacity as administrative agent or collateral agent (it being understood and agreed that the foregoing shall not limit the agreement of the New Revolving Credit Facility Agreement Administrative Agent to act as administrative agent and the New Revolving Credit Facility Agreement Collateral Agent to act as collateral agent with respect to the New Revolving Credit Facility). If such a Revolving Lender Commitment Party that is also acting as an agent under any credit agreement is instructed to act or refrain from acting, in its capacity as administrative agent or collateral agent, by the requisite lenders under such credit agreement, any such action or inaction shall not constitute a breach of this Commitment Letter by such Revolving Lender Commitment Party (it being understood and agreed that no Revolving Lender Commitment Party shall deliver any instructions inconsistent with this Commitment Letter, including its Commitments in Section 1 (Commitments)).

Each of the parties to this Commitment Letter agrees that this Commitment Letter is a binding and enforceable agreement (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally) with respect to the subject matter contained in this Commitment Letter (including an obligation to negotiate the Transaction Documentation in good faith in a manner consistent with this Commitment Letter that does not impair the occurrence of the Transactions, the Early Settlement Date and the Closing Dates); it being acknowledged and agreed that (a) the Transactions are subject in all respects to the applicable terms and conditions set forth in this Commitment Letter and the Term Sheets, including the applicable Exclusive Conditions; provided, that the only conditions to (x) the purchase of the New Money First Lien Notes and the Exchange Offers and Consent Solicitations are the Early Settlement Date Conditions, (y) the only conditions to the funding of the New Revolving Credit Facility are the Revolving Facility Conditions, and (z) the only conditions to the Term B-1 Term Loan Consent are the Term B-1 Term Loan Consent Conditions, and (b) the terms of the Transaction Documentation shall be, (A) with respect to matters set forth in the applicable Term Sheets, consistent with the applicable Term Sheets and (B) with respect to matters not set forth in the applicable Term Sheets, in form and substance reasonably satisfactory to (x) with respect to the purchase of the New Money First Lien Notes, the Exchange Offers and the Consent Solicitations and the Term B-1 Term Loan Consent, the Company and the Required Commitment and Consenting Parties, and (y) with respect to the New Revolving Credit Facility, the Company and the Required Revolving Lender Commitment Parties and, in each case, not impair the occurrence of the Transactions on the Early Settlement Date and the applicable Closing Date or such later date the applicable conditions are satisfied or waived, as applicable.

Each of the Commitment Parties notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify and record information that identifies the Company and each guarantor under the Transaction Documentation, which information includes names, addresses, tax identification numbers and other information that will allow each Commitment Party to identify the Company and each guarantor under the Transaction Documentation in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each Commitment Party.

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Very truly yours,

[•], as [an Initial Commitment and Consenting Party] [an Initial Commitment and Consenting Party and a Backstop Party] [as a Revolving Lender Commitment Party] [as an Initial Term B-1 Term Loan Consenting Party]

By
Name:
Title:

[Signature Page to Commitment and Consent Letter]

Accepted and agreed as of the date first written above:

Accendra Health, Inc., a Virginia corporation

By:	/s/ Jonathan A. Leon
Name: Jonathan A. Leon
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Commitment and Consent Letter]

SCHEDULE 1

Commitments of Initial Commitment and Consenting Parties

SCHEDULE 2

Commitments of Revolving Lender Commitment Parties

SCHEDULE 3

Commitments of Term B-1 Term Loan Consenting Parties

EXHIBIT A

Accendra Health, Inc.

New Notes Term Sheet

[See attached.]

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Reference is made to (a) that certain Indenture, dated as of March 10, 2021 (as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “2029 Senior Notes Indenture”), by and among, inter alios, the Company, as the issuer, and Regions Bank, as trustee (the “Existing 2029 Senior Notes Trustee”), governing the Company’s 4.500% Senior Notes due 2029 (the “2029 Senior Notes”), (b) that certain Indenture, dated as of March 29, 2022 (as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “2030 Senior Notes Indenture”), by and among, inter alios, the Company, as the issuer, and Regions Bank, as trustee (the “Existing 2030 Senior Notes Trustee”), governing the Company’s 6.625% Senior Notes due 2030 (the “2030 Senior Notes” and, together with the 2029 Senior Notes, the “Existing Senior Notes” and the holders thereof, the “Existing Holders”), (c) the Existing Revolving Credit Facility Agreement, and (d) the Existing Term Credit Agreement. Capitalized terms used herein (this “New Notes Term Sheet”) and not otherwise defined herein shall have the meanings ascribed to such terms in the commitment letter (including the New Revolving Credit Facility Term Sheet and the Term B-1 Term Loan Consent Term Sheet) to which this New Notes Term Sheet is an exhibit (together with the schedules, exhibits and other attachments thereto, the “Commitment Letter”). Any agreements set forth in this New Notes Term Sheet shall be binding obligations of the parties to the Commitment Letter as if set forth in the Commitment Letter.

TRANSACTION DESCRIPTION

Transactions:

The Company intends to:

(a)on the Launch Date, offer each Backstop Party or, as and if applicable, its Related Funds the opportunity to sell to the Company, in exchange transactions to be consummated on the Early Settlement Date, all 2029 Senior Notes and 2030 Senior Notes that constitute Eligible Senior Notes (the “Eligible 2029 Senior Notes” and the “Eligible 2030 Senior Notes”) held by such Backstop Party in return for: (i) in relation to its Eligible 2029 Senior Notes, (A) its ratable portion[1] of Exchange First Lien Notes (as defined below) at an exchange price (expressed as a percentage of the face amount of such Eligible 2029 Notes) of 98.50%, in an aggregate principal amount equal to (x) $213,000,000 minus (y) the aggregate principal amount of Exchange First Lien Notes issued to other holders of 2029 Notes in the Exchange Offer in accordance with this New Notes Term Sheet and (B) for all other Eligible 2029 Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2029 Notes) of 85.50% and (ii) in relation to its Eligible 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2030 Notes) of 86.50% (the exchanges described in this clause (a), the “Backstop Party Exchanges”);

[1]	Calculated as the principal amount of Eligible 2029 Senior Notes held by such Backstop Party divided by the aggregate principal amount of Eligible 2029 Senior Notes held by the Backstop Parties.

(b) on the Launch Date, offer (i) each Commitment and Consenting Party (that is not a Backstop Party) or, as and if applicable, its Related Funds the opportunity to purchase on the Early Settlement Date its ratable portion[2] of the Non-Backstop Party AHC New Money Amount[3] of New Money First Lien Notes (as defined below) (the opportunity to purchase set forth in this clause (i), the “Non-Backstop Party AHC New Money Offering”) and (ii) offer each holder of Other 2029 Senior Notes the opportunity to purchase on the Early Settlement Date its ratable portion[4] of the Non-AHC New Money Amount[5] of New Money First Lien Notes (the opportunity to purchase set forth in this clause (ii), the “Non-AHC New Money Offering” and together with the Non-Backstop Party AHC New Money Offering, collectively, the “Public New Money Offering”); provided that, in each case, such Commitment and Consenting Party or holder of Other 2029 Senior Notes, as applicable, funds in cash its portion of the New Money First Lien Notes to be issued in the Public New Money Offering by the Funding Date,

(c) on the Launch Date, offer (i) each Commitment and Consenting Party (that is not a Backstop Party) or, as and if applicable, its Related Funds that has participated in the Non-Backstop Party AHC New Money Offering the opportunity to sell to the Company, in exchange transactions to be consummated on the Early Settlement Date, all Eligible 2029 Senior Notes and Eligible 2030 Senior Notes held by such Commitment and Consenting Party in return for: (A) in relation to its Eligible 2029 Senior Notes, (x) its ratable portion[6] of Exchange First Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2029 Senior Notes) of 98.50% up to an aggregate principal amount equal to the AHC Non-Backstop Party Exchange Amount[7] of Exchange First Lien Notes and (y) for all other Eligible 2029 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2029 Senior Notes) of 85.50%, and (B) in relation to its Eligible 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2030 Senior Notes) of 86.50% and (ii) each Commitment and Consenting Party (that is not a Backstop Party) or, as and if applicable, its Related Funds that has declined (or did not elect) to participate in the Non-Backstop Party AHC New Money Offering and/or did not fund the applicable amount in connection therewith by the Funding Date the opportunity to sell to the Company, in exchange transactions to be consummated on the Early Settlement Date, all Eligible 2029 Senior Notes and Eligible 2030 Senior Notes held by such Commitment and Consenting Party in return for: (i) in relation to its Eligible 2029 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2029 Senior Notes) of 85.50%, and (ii) in relation to its Eligible 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Eligible 2030 Senior Notes) of 86.50%; provided, that any such Commitment and Consenting Party shall be required to sell all such Eligible Senior Notes held by such Commitment and Consenting Party or, as and if applicable, its Related Funds pursuant to this clause (c) (the exchanges described in this clause (c), the “AHC Non-Backstop Party Exchanges”),

[2]

Calculated as the principal amount of Eligible 2029 Senior Notes held by such Commitment and Consenting Party divided by the aggregate principal amount of Eligible 2029 Senior Notes held by the Commitment and Consenting Parties (other than the Backstop Parties).

[3]

Calculated as $65,250,000 multiplied by the Eligible 2029 Senior Notes held by Commitment and Consenting Parties (other than the Backstop Parties) divided by $142,808,000 (i.e., total principal amount of 2029 Senior Notes (other than those held by the Backstop Parties as of the Signing Date)).

[4]	Calculated as the principal amount of Other 2029 Senior Notes (as defined below) held by such holder divided by the aggregate principal amount of Other 2029 Senior Notes.
[5]

Calculated as $65,250,000 multiplied by the principal amount of Other 2029 Senior Notes divided by $142,808,000 (i.e., total principal amount of 2029 Senior Notes (other than those held by the Backstop Parties as of the Signing Date)).

[6]

Calculated as the principal amount of Eligible 2029 Senior Notes held by such Commitment and Consenting Party divided by the aggregate principal amount of Eligible 2029 Senior Notes held by the Commitment and Consenting Parties (other than the Backstop Parties).

[7]

Calculated as $42,600,000 multiplied by the Eligible 2029 Senior Notes held by Commitment and Consenting Parties (other than the Backstop Parties) divided by $142,808,000 (i.e., total principal amount of 2029 Senior Notes (other than those held by the Backstop Parties as of the Signing Date)).

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(d) on the Launch Date, offer the opportunity to sell to the Company, in exchange transactions to be consummated on the Early Settlement Date, all 2029 Senior Notes and 2030 Senior Notes that are not Eligible Senior Notes (the “Other 2029 Senior Notes” and the “Other 2030 Senior Notes”, respectively) in return for: (i) in relation to each Early Tender Date Eligible New Money Holder, (A) in relation to its Other 2029 Senior Notes, (x) its ratable portion of Exchange First Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2029 Senior Notes) of 98.50% up to an aggregate principal amount equal to the Other Exchange Amount[8] of Exchange First Lien Notes (such ratable portion calculated as the principal amount Other 2029 Senior Notes held by such holder divided by the aggregate principal amount of Other 2029 Senior Notes) and (y) for all Other 2029 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2029 Senior Notes) of 85.50% and (B) in relation to its Other 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2030 Senior Notes) of 86.50%, (ii) in relation to each Early Tender Date Eligible Holder, (A) in relation to its Other 2029 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2029 Senior Notes) of up to 85.50% and (B) in relation to its Other 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2030 Senior Notes) of up to 86.50%, and (iii) in relation to each Closing Date Eligible Holder, (A) in relation to its Other 2029 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2029 Senior Notes) of up to 83.50% and (B) in relation to its Other 2030 Senior Notes, Second Lien Notes at an exchange price (expressed as a percentage of the face amount of such Other 2030 Senior Notes) of up to 84.50% (the exchanges described in this clause (d), collectively, the “Other Exchanges” and together with the Backstop Party Exchanges and the AHC Non-Backstop Party Exchanges, the “Exchanges”, the exchange offer in respect of the Exchanges, the “Exchange Offers” and the Exchange Offers together with the Consent Solicitations (as defined below), the “Exchange Offers and Consent Solicitations”); provided, that any such Early Tender Date Eligible New Money Holder, Early Tender Date Eligible Holder and Closing Date Eligible Holder, as applicable, that elects to participate in the Other Exchanges shall be required to sell all Other Senior Notes held by such person pursuant to this clause (d),

[8]

Calculated as $42,600,000 multiplied by the principal amount of Other 2029 Senior Notes divided by $142,808,000 (i.e., total principal amount of 2029 Senior Notes (other than those held by the Backstop Parties as of the Signing Date)).

25

and, in relation to the foregoing clauses (a) to (d):

(i) the terms of the Exchange Offers and Consent Solicitations shall be set forth in the Company’s confidential offering memorandum and solicitation statement which, other than with respect to matters set forth in and consistent with this Commitment Letter, shall be in form and substance reasonably satisfactory to the Required Commitment and Consenting Parties (or counsel thereto) (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in compliance with the terms of this New Notes Term Sheet and the Commitment Letter (or by the Company and the Required Commitment and Consenting Parties) (the “Offering Memorandum”),

(ii) subject to the applicable Early Settlement Date Conditions, such sales pursuant to clauses (a), (b), (c), (d)(i) and (d)(ii) shall occur promptly following the expiration of the early tender date (the “Early Tender Date”, the settlement date in respect thereof, the “Early Settlement Date” and the final tender date, the “Final Tender Date”) and such sales pursuant to clause (d)(iii) shall occur promptly following the final settlement date (the “New Notes Closing Date”), as applicable, of the Exchange Offers and Consent Solicitations as set forth in the Offering Memorandum, and

(iii) all accrued and unpaid interest on the principal amount of Existing Senior Notes exchanged pursuant to the above clauses (a), (c) and (d) shall be paid in accordance with the Offering Memorandum,

(e) as part of the Exchange Offers and Consent Solicitations, (i) beginning on the Launch Date, solicit consents from holders of 2029 Senior Notes to the 2029 Notes Supplemental Indenture (as defined below) and from holders of 2030 Senior Notes to the Existing 2030 Notes Supplemental Indenture (as defined below) through ATOP, in each case, relating to certain amendments (collectively, the “Proposed Amendments”) to the 2029 Senior Notes Indenture and the 2030 Senior Notes Indenture, as applicable, as described in the Company’s Offering Memorandum (this clause (i), the “Consent Solicitations”) and (ii) upon receipt of the Required Senior Notes Consents (as defined below), enter into a supplemental indenture to the 2029 Senior Notes Indenture (the “2029 Senior Notes Supplemental Indenture”) and the 2030 Senior Notes Indenture (the “2030 Senior Notes Supplemental Indenture”), in each case, which shall become effective on the Early Tender Date and shall eliminate substantially all affirmative covenants, negative covenants and certain events of default set forth in the 2029 Notes Indenture and the 2030 Notes Indenture,

26

(f) on the Early Settlement Date, subject to the satisfaction or waiver of the Early Settlement Date Conditions, issue New Money First Lien Notes to the Backstop Parties for cash at a purchase price of 100.00% of an aggregate principal amount of $326,250,000 less the aggregate principal amount of New Money First Lien Notes purchased in in the Public New Money Offering (the “Backstop Party New Money Offering” and together with the Public New Money Offering, the “New Money Offering”),

(g) on the Early Settlement Date, enter into (i) the First Lien Notes Indenture (as defined below) to provide for the issuance of the First Lien Notes required hereunder to be issued in connection with the New Money Offering and any Exchanges occurring on the Early Settlement Date and (ii) the Second Lien Notes Indenture (as defined below) to provide for the issuance of the Second Lien Notes required to be issued in connection with any Exchanges occurring on the Early Settlement Date,

(h) on the Early Settlement Date, apply the net cash proceeds of the New Money First Lien Notes issued in the New Money Offering, together with other available sources of cash, to prepay, including by open market purchase or otherwise, the Term A-1 Term Facility in full (the “Term A-1 Prepayment”); provided, that the net cash proceeds of the New Money First Lien Notes issued to the Specified Accounts (as defined in Schedule 1 to the Commitment Letter) in the New Money Offering in an amount of up to $45,868,000.00 shall be (i) segregated in a separate account from, and shall not be commingled with, other cash proceeds of the New Money First Lien Notes issued in the New Money Offering, and (ii) shall not be used to repay borrowings under the Term A-1 Term Facility, the Existing Revolving Credit Facility or the New Revolving Credit Facility held by any affiliate of the investment advisor of such Specified Accounts,

(i) on the Early Settlement Date, obtain the Term B-1 Term Loan Consent,

(j) on the Early Settlement Date, enter into the First Lien Revolving Credit Facility Agreement that implements the New Revolving Credit Facility which shall replace the Existing Revolving Credit Facility,

(k) on the New Notes Closing Date, enter into a supplemental indenture to the Second Lien Notes Indenture to provide for the issuance of any Second Lien Notes required to be issued in connection with any Exchanges occurring on the New Notes Closing Date, and

(l) pay fees and expenses incurred or payable in connection with the transactions described in clauses (a) through (k) above, if applicable, in accordance with the terms of the Commitment Letter (any such fees and expenses, the “Transaction Fees and Expenses”) and consummate the other transactions set forth therein.

When used herein:

“Closing Date Eligible Holder” shall mean a holder of Other 2029 Senior Notes and/or Other 2030 Senior Notes that, following the Early Tender Date but on or prior to the Final Tender Date, has (a) submitted (and not withdrawn) its consent to the 2029 Senior Notes Supplemental Indenture and 2030 Senior Notes Supplemental Indenture, as applicable and (b) tendered all its Other 2029 Senior Notes and Other 2030 Senior Notes, as applicable, and, in each case, in accordance with the terms of the Offering Memorandum.

27

“Early Tender Date Eligible Holder” shall mean a holder of Other 2029 Senior Notes and/or Other 2030 Senior Notes that, on or prior to the Early Tender Date, has (a) declined (or did not elect) to participate in the Non-AHC New Money Offering and/or did not fund the applicable amount in connection therewith by the Funding Date, (b) submitted (and did not withdraw) its consent to the 2029 Senior Notes Supplemental Indenture and 2030 Senior Notes Supplemental Indenture, as applicable, and (c) tendered all its Other 2029 Senior Notes and Other 2030 Senior Notes, as applicable, and, in each case, in accordance with the terms of the Offering Memorandum.

“Early Tender Date Eligible New Money Holder” shall mean a holder of Other 2029 Senior Notes and/or Other 2030 Senior Notes that (a) on or prior to the Early Tender Date, has (i) committed to participate in the Non-AHC New Money Offering, (ii) submitted (and did not withdraw) its consent to the 2029 Senior Notes Supplemental Indenture and 2030 Senior Notes Supplemental Indenture, as applicable, and (iii) tendered all its Other 2029 Senior Notes and Other 2030 Senior Notes, as applicable, and, in each case, in accordance with the terms of the Offering Memorandum and (b) funds in cash its portion of the New Money First Lien Notes to be issued in the Public New Money Offering by the Funding Date.

“Exchange First Lien Notes” means the First Lien Notes issued in the Exchanges.

“Funding Date” means the second business day following the Early Tender Date, as the same may be amended or extended by the Company pursuant to the Offering Memorandum.

“New Money First Lien Notes” means the First Lien Notes issued for cash in the New Money Offering.

28

FIRST LIEN NOTES

Amount:	Up to $539,250,000 in aggregate principal amount, to be comprised of (a) $326,250,000 in aggregate principal amount issued on the Early Settlement Date for cash in the New Money Offering, and (b) up to $213,000,000 in aggregate principal amount that may be issued in connection with the Exchanges (collectively, the “First Lien Notes”).

Issuer:	The Company (the “First Lien Notes Issuer”).

Guarantors:	On the Early Settlement Date, the First Lien Notes will be guaranteed by the same entities that guarantee the Term B-1 Term Facility (together with the First Lien Notes Issuer, the “First Lien Notes Parties”) and thereafter as set forth in the First Lien Notes Indenture. Without limiting the foregoing, as is more particularly described in the First Lien Notes Indenture in the form attached to the Commitment Letter as Exhibit F (which shall control in the event of any conflict or inconsistencies with this section), (x) the First Lien Notes will be guaranteed by each subsidiary of the Company that is not an Excluded Subsidiary (as defined therein), (y) no guarantor of the First Lien Notes shall be released from its guaranty as a result of a designation as an “unrestricted subsidiary” (unless consented to in accordance with the terms of the First Lien Notes Indenture) or a transfer of its equity interests to a foreign subsidiary and (z) the First Lien Notes Indenture will contain customary Chewy protection.

Trustee:	A trustee reasonably acceptable to the Company will act as trustee in respect of the First Lien Notes (in such capacity, the “First Lien Notes Trustee”). The First Lien Notes Trustee will perform the duties customarily associated with such roles.

Collateral Agent:	A collateral agent reasonably acceptable to the Company will act as collateral agent in respect of the First Lien Notes (in such capacity, the “First Lien Notes Collateral Agent”), and such First Lien Notes Collateral Agent shall hold the security interests in the First Lien Notes Collateral (as defined below) for the benefit of the First Lien Notes.

Maturity:	The First Lien Notes will mature on the date that is six years after the Early Settlement Date.

Interest Rate:	9.00% per annum. Interest thereon shall accrue from the Early Settlement Date.

Conditions Precedent to Funding of First Lien Notes:	Subject to the Certain Funds Provision (as defined below), the effectiveness of the First Lien Notes Documentation and the obligations of Commitment and Consenting Parties to purchase the New Money First Lien Notes in the New Money Offering or consummate the Exchanges in exchange for First Lien Notes, as applicable, shall be subject to the satisfaction (or waiver by the Company and the Commitment and Consenting Parties holding at least 50.01% of the New Money Commitments as of the date of the Commitment Letter (the “Required Commitment and Consenting Parties”)) of only the following conditions (the “First Lien Early Settlement Date Conditions”):

(a)(i) a duly executed counterpart of the First Lien Notes Indenture and the other First Lien Notes Documentation shall have been delivered by the applicable First Lien Notes Parties to the First Lien Notes Trustee and the Commitment and Consenting Parties (or in each case, counsel thereto), as applicable, (ii) the First Lien Notes Trustee (or counsel thereto) shall have received (A) a customary officer’s certificate (attaching organizational documents, good standings (from the jurisdiction of incorporation), if applicable, and resolutions of the First Lien Notes Parties, and an incumbency and specimen signature of each officer of the First Lien Notes Parties executing the First Lien Notes Documentation and (B) a customary legal opinion for the First Lien Notes Parties, (iii) the First Lien Notes shall have been executed and delivered by the Company and authenticated by the First Lien Notes Trustee and (iv) the First Lien Notes shall be eligible for the DTC’s book-entry delivery, settlement and depository services and shall have been delivered (or are in the process of delivery) to the applicable Commitment and Consenting Parties or, as and if applicable, its Related Funds;

(b) substantially concurrently with the occurrence of the Early Settlement Date (i) at the election of the Company, an amendment or joinder to that certain First Lien Pari Passu Intercreditor Agreement, dated as of March 29, 2022, between, inter alios, Bank of America, N.A., as 2021 Security Agreement Collateral Agent and RCF Credit Agreement Collateral Agent (each as defined therein), and JPMorgan Chase Bank, N.A., as Initial Additional First Lien Collateral Agent, which shall be amended solely to give effect to Exhibit H of the Commitment Letter (the “First Lien Pari Passu Intercreditor Agreement”), shall have been executed and delivered by the First Lien Notes Collateral Agent, thereby designating the First Lien Notes as “Additional First Lien Obligations” thereunder, and (ii) an intercreditor agreement substantially in the form attached to the Existing Term Credit Agreement as Exhibit F (the “Second Lien Intercreditor Agreement” and, together with the First Lien Pari Passu Intercreditor Agreement, the “Intercreditor Agreements”) shall have been executed by, inter alios, the Existing Term Credit Agreement Collateral Agent, the First Lien Notes Collateral Agent, the Second Lien Notes Collateral Agent and the New Revolving Credit Facility Agreement Collateral Agent, thereby designating the Term B-1 Term Facility, the First Lien Notes and the New Revolving Credit Facility as “Senior Obligations” thereunder and the Second Lien Notes as “Junior Priority Debt Obligations” thereunder;

(c) all fees and out-of-pocket expenses of the advisors to the Commitment and Consenting Parties required to be paid or reimbursed by the Company pursuant to the Commitment Letter shall have been, or will be paid substantially concurrently, on the Early Settlement Date, to the extent invoiced at least one (1) business day prior to the Early Settlement Date (except as otherwise agreed by the Company);

2

(d) the Commitment and Consenting Parties shall have received from the Company, no later than one (1) business day in advance of the Early Settlement Date (or such later date as reasonably agreed to by such Commitment and Consenting Parties), (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in each case, that has been reasonably requested by any Purchaser in writing at least ten (10) business days in advance of the anticipated Early Settlement Date;

(e) no Event of Default (as shall be defined in the First Lien Notes Indenture) would exist and be continuing immediately after giving effect to the purchase and issuance of the First Lien Notes;

(f) all documents and instruments required for the creation and perfection of security interests and consistent with the First Lien Documentation Principles (as defined below) in the First Lien Notes Collateral (as defined below) shall have been executed and delivered, subject to permitted liens and other exceptions contemplated or permitted by the First Lien Notes Indenture and the Intercreditor Agreements;

(g) the Term B-1 Term Loan Consent shall have been obtained;

(h) at least 50.01% of the holders of 2029 Senior Notes shall have delivered consents to the 2029 Senior Notes Supplemental Indenture and at least 50.01% of the holders of 2030 Senior Notes shall have delivered consents to the 2030 Senior Notes Supplemental Indenture, in each case, in accordance with the Offering Memorandum (collectively, the “Required Senior Notes Consents”);

(i) since the Signing Date, there shall not have occurred any event or condition affecting the Company’s business or financial affairs that, in the Company’s reasonable judgment, is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, financial condition, revenue, assets or liabilities, in each case, that is continuing;

(j) no injunction, judgment or order by any court of competent jurisdiction prohibiting the consummation of a material portion of the Transactions shall have been entered, unless, in each case, such judgment has been issued by the request of any Commitment Party or, in all other circumstances, such judgment has been stayed, reversed, or vacated; and

(k) the Termination Date shall not have occurred.

3

Notwithstanding anything in the applicable Term Sheet, the Commitment Letter, the First Lien Notes Documentation, the Second Lien Notes Documentation or the First Lien Revolving Credit Facility Documentation to the contrary, the terms of the First Lien Notes Documentation, the Second Lien Notes Documentation and the First Lien Revolving Credit Facility Documentation (each as defined below) shall be in such form that they do not impair the exchange or purchase, as applicable, of the First Lien Notes, the Second Lien Notes or the New Revolving Credit Facility, as applicable, on the Early Settlement Date if the conditions expressly set forth under this heading “Conditions”, the heading “Conditions” in respect of the Second Lien Notes set forth below or the heading “Conditions” in respect of the New Revolving Credit Facility set forth below, as applicable, are satisfied or waived (it being understood that, to the extent any guarantee, insurance certificate or endorsement or security interest in any First Lien Notes Collateral, Second Lien Notes Collateral or First Lien Revolving Credit Facility Collateral (each as defined below), as applicable, is not or cannot be provided and/or perfected on the Early Settlement Date (other than assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code after the Company’s use of commercially reasonable efforts to do so or without undue burden or expense), then the provision of any guarantee, insurance certificate or endorsement or the provision and/or perfection of a security interest in such First Lien Notes Collateral, Second Lien Notes Collateral or First Lien Revolving Credit Facility Collateral, as applicable, shall not constitute a condition precedent to the issuance (or incurrence) and purchase of the First Lien Notes, the Second Lien Notes or the New Revolving Credit Facility on the Early Settlement Date, but instead shall be required to be provided and/or delivered with respect to any other First Lien Notes Collateral, Second Lien Notes Collateral or First Lien Revolving Credit Facility Collateral, as applicable, ninety (90) days after the applicable Closing Date (or any such longer period as the Controlling Collateral Agent (as defined in the First Lien Pari Passu Intercreditor Agreement) may determine in its reasonable discretion), in each case subject to the terms of the Intercreditor Agreements (this paragraph, the “Certain Funds Provision”).

Documentation Principles:	The indenture governing the First Lien Notes (the “First Lien Notes Indenture” and, together with the notes documents related thereto, which shall be subject to the First Lien Documentation Principles (as defined below), the “First Lien Notes Documentation”) shall be substantially in the form attached to the Commitment Letter as Exhibit F. The First Lien Notes Documentation, which the Commitment and Consenting Parties agree will be drafted by counsel to the Company, will be based upon and, except as expressly set forth herein, no worse than, (x) solely with respect to collateral matters, the Existing Term Credit Agreement and the applicable Collateral Documents (as defined in the Existing Term Credit Agreement) and (y) otherwise, the 2029 Senior Notes Indenture and the other applicable Note Documents (as defined in the 2029 Senior Notes Indenture), and contain the terms and conditions set forth in this New Notes Term Sheet, giving due regard to (a) changes necessary to reflect the First Lien Notes Trustee and the First Lien Collateral Agent’s administrative and operational requirements, (b) the fact that the First Lien Notes are secured as set forth under “Security” below, and (c) that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral will be delivered to perfect any liens securing the First Lien Notes. The foregoing shall be referred to as the “First Lien Documentation Principles”.

4

Notwithstanding anything to the contrary herein, (x) each Commitment Party agrees that the Company may modify the forms attached to the Commitment Letter to reflect comments from trustees and/or collateral agents without the consent of the Required Commitment and Consenting Parties; provided that such consent (not to be unreasonably withheld) shall be required to the extent any such modification is adverse in any material respect to the Commitment and Consenting Parties and (y) when an instrument is required to be “in form and substance” reasonably satisfactory (or similar phrases) to, or a consent is required from, certain Commitment and Consenting Parties, such references shall be deemed to include counsel thereto on behalf of such Commitment and Consenting Parties.

Voluntary Prepayments:	Prepayable and redeemable at any time from time to time, subject to as set forth under “Call Protection” below.

Call Protection:	As is more particularly described in the First Lien Notes Indenture in the form attached to the Commitment Letter as Exhibit F (which shall control in the event of any conflict or inconsistencies with this section), the First Lien Notes shall be subject to a non-call period of three years (subject to payment of a customary T + 50 basis points make-whole) from the Early Settlement Date (and shall thereafter initially be callable at par plus accrued interest plus a premium equal to 50% of the coupon on such First Lien Notes, which premium shall decline to 25% of the coupon on such First Lien Notes on the fourth year anniversary of the Early Settlement Date and to zero on the fifth year anniversary of the Early Settlement Date, and the First Lien Notes shall also contain an equity claw provision that permits the redemption of up to 40% of such First Lien Notes so long as at least 40% of the First Lien Notes remain outstanding thereafter (unless all First Lien Notes are redeemed substantially concurrently therewith) on or prior to the third anniversary of the Early Settlement Date, and a provision that permits the redemption of such First Lien Notes at 103% of par in the event of a sale of the Company.

Mandatory Prepayments:	As set forth in the First Lien Notes Indenture.

Ranking:	The First Lien Notes will be:

(a) pari passu in right of payment and lien priority to the New Revolving Credit Facility and the Term B-1 Term Facility;

(b) pari passu in right of payment but senior in lien priority to the Second Lien Notes; and

(c)   pari passu in right of payment but senior in lien priority to any Existing Senior Notes that are not exchanged pursuant to the Exchanges (such Existing Senior Notes, the “Remaining Senior Notes”) (which shall remain unsecured).

5

The foregoing lien priorities, relative rights and creditors’ rights issues in respect of the First Lien Notes, the New Revolving Credit Facility, and the Second Lien Notes shall be governed by the First Lien Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement.

On substantially consistent terms as provided for in the Existing Term Credit Agreement, (i) any obligations under any Secured Hedge Agreement (as defined in the Existing Term Credit Agreement or the First Lien Revolving Credit Facility Agreement) and (ii) any Cash Management Obligations (as defined in the Existing Term Credit Agreement or the First Lien Revolving Credit Facility Agreement), from time to time, may (x) be secured on a pari passu basis with the First Lien Notes and (y) rank pari passu in right of payment with the First Lien Notes.

Security:	Subject to the Certain Funds Provision and the terms of the Intercreditor Agreements, the First Lien Notes will be secured by a perfected first-priority security interest (subject to permitted liens and other exceptions contemplated or permitted by the First Lien Notes Indenture) in substantially all assets of the First Lien Notes Parties that secure the Term B-1 Term Facility (other than, for the avoidance of doubt, “Excluded Property” (as defined in the First Lien Notes Indenture)) (the “First Lien Notes Collateral”); provided, that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral, shall be required to be delivered to perfect the liens on any First Lien Notes Collateral.

Otherwise:	As set forth in the First Lien Notes Indenture substantially in the form attached as Exhibit F to the Commitment Letter.

Tax Treatment:	The Company and holders of the First Lien Notes intend that, for United States federal and applicable state and local income tax purposes, to the maximum extent permitted by applicable law, the First Lien Notes shall be treated as a single fungible issuance.

Counsel to the Commitment and Consenting Parties:	Paul, Weiss.

Releases:	Provide for releases consistent with those attached as Exhibit G to the Commitment Letter.

6

SECOND LIEN NOTES

Amount:	Up to $702,004,331 in aggregate principal amount that may be issued in connection with the Exchanges (the “Second Lien Notes”).

Issuer:	The Company (the “Second Lien Notes Issuer”).

Guarantors:	On the Early Settlement Date, the Second Lien Notes will be guaranteed by the same entities that guarantee the Term B-1 Term Facility (together with the Second Lien Notes Issuer, the “Second Lien Notes Parties”) and thereafter as set forth in the Second Lien Notes Indenture. Without limiting the foregoing, as is more particularly described in the First Lien Notes Indenture in the form attached to the Commitment Letter as Exhibit F (which shall control in the event of any conflict or inconsistencies with this section), (x) the Second Lien Notes will be guaranteed by each subsidiary of the Company that is not an Excluded Subsidiary (as defined therein), (y) no guarantor of the Second Lien Notes shall be released from its guaranty as a result of a designation as an “unrestricted subsidiary” (unless consented to in accordance with the terms of the Second Lien Notes Indenture) or a transfer of its equity interests to a foreign subsidiary and (z) the Second Lien Notes Indenture will contain customary Chewy protection.

Trustee:	A trustee reasonably acceptable to the Company will act as trustee in respect of the Second Lien Notes (in such capacity, the “Second Lien Notes Trustee”). The Second Lien Notes Trustee will perform the duties customarily associated with such roles.

Collateral Agent:	A collateral agent reasonably acceptable to the Company will act as collateral agent in respect of the Second Lien Notes (in such capacity, the “Second Lien Notes Collateral Agent”), and such Second Lien Notes Collateral Agent shall hold the security interests in the Second Lien Notes Collateral (as defined below) for the benefit of the Second Lien Notes.

Maturity:	The Second Lien Notes will mature on the date that is seven years after the Early Settlement Date.

Interest Rate:	9.75% per annum. Interest thereon shall accrue from the Early Settlement Date.

Conditions Precedent to Funding of Second Lien Notes:	Subject to the Certain Funds Provision, the effectiveness of the Second Lien Notes Documentation and the obligations of Commitment and Consenting Parties to consummate the Exchanges in exchange for Second Lien Notes shall be subject to the satisfaction (or waiver by the Company and the Required Commitment and Consenting Parties) of only the following conditions (the “Second Lien Early Settlement Date Conditions” and collectively with the First Lien Early Settlement Date Conditions, the “Early Settlement Date Conditions”):

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(a)(i) a duly executed counterpart of the Second Lien Notes Indenture and the other Second Lien Notes Documentation shall have been delivered by the applicable Second Lien Notes Parties to the Second Lien Notes Trustee and the Commitment and Consenting Parties (or in each case, counsel thereto), as applicable, (ii) the Second Lien Notes Trustee (or counsel thereto) shall have received (A) a customary officer’s certificate (attaching organizational documents, good standings (from the jurisdiction of incorporation), if applicable, and resolutions of the Second Lien Notes Parties, and an incumbency and specimen signature of each officer of the Second Lien Notes Parties executing the Second Lien Notes Documentation and (B) a customary legal opinion for the Second Lien Notes Parties, (iii) Second Lien Notes shall have been executed and delivered by the Company and authenticated by the Second Lien Notes Trustee and (iv) the Second Lien Notes shall be eligible for the DTC’s book-entry delivery, settlement and depository services and shall have been delivered (or are in the process of delivery) to the applicable Commitment and Consenting Parties or, as and if applicable, its Related Funds;

(b) substantially concurrently with the occurrence of the Early Settlement Date, the Second Lien Intercreditor Agreement shall have been executed and delivered by, inter alios, the Existing Term Credit Agreement Collateral Agent, the First Lien Notes Collateral Agent, the Second Lien Notes Collateral Agent and the New Revolving Credit Facility Agreement Collateral Agent, thereby designating the Term B-1 Term Facility, the First Lien Notes and the New Revolving Credit Facility as “Senior Obligations” thereunder and the Second Lien Notes as “Junior Priority Debt Obligations” thereunder;

(c) all fees and out-of-pocket expenses of the advisors to the Commitment and Consenting Parties required to be paid or reimbursed by the Company pursuant to the Commitment Letter shall have been, or will be paid substantially concurrently, on the Early Settlement Date, to the extent invoiced at least one (1) business day prior to the Early Settlement Date (except as otherwise agreed by the Company);

(d) the Commitment and Consenting Parties shall have received from the Company, no later than one (1) business day in advance of the Early Settlement Date (or such later date as reasonably agreed to by such Commitment and Consenting Parties), (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in each case, that has been reasonably requested by any Purchaser in writing at least ten (10) business days in advance of the anticipated Early Settlement Date;

(e) no Event of Default (as shall be defined in the Second Lien Notes Indenture) would exist and be continuing immediately after giving effect to the purchase and issuance of the Second Lien Notes;

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(f) all documents and instruments required for the creation and perfection of security interests and consistent with the Second Lien Documentation Principles (as defined below) in the Second Lien Notes Collateral (as defined below) shall have been executed and delivered, subject to permitted liens and other exceptions contemplated or permitted by the Second Lien Notes Indenture and the Intercreditor Agreements;

(g) the Term B-1 Term Loan Consent shall have been obtained;

(h) the Required Senior Notes Consents shall have been obtained;

(i) since the Signing Date, there shall not have occurred any event or condition affecting the Company’s business or financial affairs that, in the Company’s reasonable judgment, is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, financial condition, revenue, assets or liabilities;

(j) no injunction, judgment or order by any court of competent jurisdiction prohibiting the consummation of a material portion of the Transactions shall have been entered, unless, in each case, such judgment has been issued by the request of any Commitment Party or, in all other circumstances, such judgment has been stayed, reversed, or vacated; and

(k) the Termination Date shall not have occurred.

Documentation Principles:	The indenture governing the Second Lien Notes (the “Second Lien Notes Indenture” and, together with the notes documents related thereto, which shall be subject to the Second Lien Documentation Principles (as defined below), the “Second Lien Notes Documentation”) shall be substantially in the form attached to the Commitment Letter as Exhibit F with such modifications that are required to give effect to the terms of the Second Lien Notes as set forth in and consistent with this New Notes Term Sheet and such other customary modifications to give effect to the fact that the Second Lien Notes shall be secured by a second-priority security interest as set forth under “Security” below which shall be reasonably agreed by the Company and the Commitment and Consenting Parties in good faith. The Second Lien Notes Documentation, which the Commitment and Consenting Parties agree will be drafted by counsel to the Company, will be based upon and, except as expressly set forth herein, no worse than, (x) solely with respect to collateral matters, the Existing Term Credit Agreement and the applicable Collateral Documents (as defined in the Existing Term Credit Agreement) and (y) otherwise, the 2029 Senior Notes Indenture and the other applicable Note Documents (as defined in the 2029 Senior Notes Indenture), and contain the terms and conditions set forth in this New Notes Term Sheet, giving due regard to (a) changes necessary to reflect the Second Lien Notes Trustee and the Second Lien Collateral Agent’s administrative and operational requirements, (b) the fact that the Second Lien Notes are secured as set forth under “Security” below, and (c) that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral will be delivered to perfect any liens securing the Second Lien Notes. The foregoing shall be referred to as the “Second Lien Documentation Principles”.

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Notwithstanding anything to the contrary herein, (x) each Commitment Party agrees that the Company may modify the forms attached to the Commitment Letter to reflect comments from trustees and/or collateral agents without the consent of the Required Commitment and Consenting Parties; provided that such consent (not to be unreasonably withheld) shall be required to the extent any such modification is adverse in any material respect to the Commitment and Consenting Parties and (y) when an instrument is required to be “in form and substance” reasonably satisfactory (or similar phrases) to, or a consent is required from, certain Commitment and Consenting Parties, such references shall be deemed to include counsel thereto on behalf of such Commitment and Consenting Parties.

Voluntary Prepayments:	Prepayable and redeemable at any time from time to time, subject to as set forth under “Call Protection” below.

Call Protection:	As is more particularly described in the First Lien Notes Indenture in the form attached to the Commitment Letter as Exhibit F (which shall control in the event of any conflict or inconsistencies with this section), the Second Lien Notes shall be subject to a non-call period of three years (subject to payment of a customary T + 50 basis points make-whole) from the Early Settlement Date (and shall thereafter initially be callable at par plus accrued interest plus a premium equal to 50% of the coupon on such Second Lien Notes, which premium shall decline to 25% of the coupon on such Second Lien Notes on the fourth year anniversary of the Early Settlement Date and to zero on the fifth year anniversary of the Early Settlement Date, and the Second Lien Notes shall also contain an equity claw provision that permits the redemption of up to 40% of such Second Lien Notes so long as at least 40% of the Second Lien Notes remain outstanding thereafter (unless all Second Lien Notes are redeemed substantially concurrently therewith) on or prior to the third anniversary of the Early Settlement Date, and a provision that permits the redemption of such Second Lien Notes at 103% of par in the event of a sale of the Company.

Mandatory Prepayments:	As set forth in the Second Lien Notes Indenture.

Ranking:

The Second Lien Notes will be:

(a)   pari passu in right of payment but junior in lien priority to the First Lien Notes, the New Revolving Credit Facility and the Term B-1 Term Facility; and

(b)   pari passu in right of payment but senior in lien priority to any Remaining Senior Notes (which shall remain unsecured).

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The foregoing lien priorities, relative rights and creditors’ rights issues in respect of the First Lien Notes, the New Revolving Credit Facility, and the Second Lien Notes shall be governed by the First Lien Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement.

On substantially consistent terms as provided for in the Existing Term Credit Agreement, (i) any obligations under any Secured Hedge Agreement (as defined in the Existing Term Credit Agreement or the First Lien Revolving Credit Facility Agreement) and (ii) any Cash Management Obligations (as defined in the Existing Term Credit Agreement or the First Lien Revolving Credit Facility Agreement), from time to time, may (x) be secured on a senior basis to the Second Lien Notes and (y) rank pari passu in right of payment with the Second Lien Notes.

Security:	Subject to the Certain Funds Provision and the terms of the Second Lien Intercreditor Agreement, the Second Lien Notes will be secured by a perfected second-priority security interest (subject to permitted liens and other exceptions contemplated or permitted by the Second Lien Notes Indenture) in substantially all assets of the Second Lien Notes Parties that secure the Term B-1 Term Facility (other than, for the avoidance of doubt, “Excluded Property” (as defined in the Second Lien Notes Indenture)) (the “Second Lien Notes Collateral”); provided, that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral, shall be required to be delivered to perfect the liens on any Second Lien Notes Collateral.

Otherwise:	As set forth in the First Lien Notes Indenture substantially in the form attached as Exhibit F to the Commitment Letter.

Tax Treatment:	The Company and holders of the Second Lien Notes intend that, for United States federal and applicable state and local income tax purposes, to the maximum extent permitted by applicable law, (a) the Second Lien Notes issued in exchange for 2029 Senior Notes on the Early Settlement Date and, so long as the New Notes Closing Date is within 13 days of the Early Settlement Date, on the New Notes Closing Date, shall be treated as a single fungible issue and (b) the Second Lien Notes issued in exchange for 2030 Senior Notes on the Early Settlement Date and on the New Notes Closing Date, shall be treated as a single fungible issue that is separate from the issue described in in clause (a).

Counsel to the Commitment and Consenting Parties:	Paul, Weiss.

Releases:	Provide for releases consistent with those attached as Exhibit G to the Commitment Letter.

EXHIBIT B

Accendra Health, Inc.

New Revolving Credit Facility Term Sheet

[See attached.]

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Reference is made to (a) the 2029 Senior Notes Indenture, (b) the 2030 Senior Notes Indenture, (c) that certain Credit Agreement, dated as of March 21, 2021, by and among, inter alios, the Company, as parent borrower, and Bank of America, N.A., as administrative agent (in such capacity, the “Existing Revolving Credit Facility Agreement Administrative Agent”) and collateral agent (in such capacity, the “Existing Revolving Credit Facility Agreement Collateral Agent”) and the lenders from time to time party thereto (the “Existing Revolving Credit Facility Lenders”) (as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Revolving Credit Facility Agreement” and the $450,000,000 revolving credit facility established thereunder, the “Existing Revolving Credit Facility”), and (d) the Existing Term Credit Agreement. Capitalized terms used herein (this “New Revolving Credit Facility Term Sheet”) and not otherwise defined herein shall have the meanings ascribed to such terms in the commitment letter (including the New Notes Term Sheet and the Term B-1 Term Loan Consent Term Sheet) to which this New Revolving Credit Facility Term Sheet is an exhibit (together with the schedules, exhibits and other attachments thereto, the “Commitment Letter”). Any agreements set forth in this New Revolving Credit Facility Term Sheet shall be binding obligations of the parties to the Commitment Letter as if set forth in the Commitment Letter. The Revolving Lender Commitment Parties holding at least 50.01% of the New Revolving Credit Facility Commitments as of the date of the Commitment Letter are referred to as the “Required Revolving Lender Commitment Parties”.

NEW REVOLVING CREDIT FACILITY

Transactions:	As described in the New Notes Term Sheet.

Credit Facility:	A senior secured first lien revolving credit facility (the “New Revolving Credit Facility”) in an aggregate committed amount of $300,000,000, subject to the terms and conditions specified herein. The New Revolving Credit Facility shall be available to the Borrowers in U.S. Dollars and other currencies to be mutually agreed by the Company and the New Revolving Credit Facility Agreement Administrative Agent.

Borrowers:	Same as the Existing Revolving Credit Facility Agreement (collectively, the “Borrowers”).

Guarantors:	Except as modified on Annex A hereto, same as the Guarantors under and as defined in the Existing Revolving Credit Facility Agreement (together with the Borrowers, the “Loan Parties”). For the avoidance of doubt, the obligors in respect of the New Revolving Credit Facility shall be the same as in respect of the First Lien Notes and the Second Lien Notes.

Administrative Agent:	Bank of America, N.A. will act as administrative agent in respect of the New Revolving Credit Facility (in such capacity, the “New Revolving Credit Facility Agreement Administrative Agent”).

Collateral Agent:	Bank of America, N.A. will act as collateral agent in respect of the New Revolving Credit Facility (in such capacity, the “New Revolving Credit Facility Agreement Collateral Agent”), and such New Revolving Credit Facility Agreement Collateral Agent shall hold the security interests in the First Lien Revolving Credit Facility Collateral (as defined below) for the benefit of the lenders under the New Revolving Credit Facility (the “New Revolving Credit Facility Lenders”).

Maturity:	The New Revolving Credit Facility will mature on January 31, 2030 (such maturity date, the “New Revolving Credit Facility Maturity Date”); provided, that the New Revolving Credit Facility Maturity Date shall be (a) December 28, 2028 (such date, the “First Springing Maturity Date”) if more than $25,000,000 in aggregate principal amount of the Term B-1 Term Loans are outstanding as of the First Springing Maturity Date and shall not have been extended, refinanced or replaced to May 2, 2030 (or later), (b) December 30, 2028 (such date, the “Second Springing Maturity Date”) if more than $25,000,000 in aggregate principal amount of the 2029 Senior Notes are outstanding as of the Second Springing Maturity Date and shall not have been extended, refinanced or replaced to May 2, 2030 (or later), (c) December 31, 2029 (such date, the “Third Springing Maturity Date”) if more than $25,000,000 in aggregate principal amount of the 2030 Senior Notes are outstanding as of the Third Springing Maturity Date and have not been extended, refinanced or replaced to May 2, 2030 (or later), or (d) ninety-one (91) days prior to the final maturity date of any other indebtedness for borrowed money of the Loan Parties (and, for the avoidance of doubt, excluding the securitizations) with an aggregate principal amount in excess of $25,000,000 as of such date.

Interest Rate:	(a) With respect to loans under the New Revolving Credit Facility (any such loan, a “New Revolving Credit Facility Loan”) denominated in U.S. Dollars, at the option of the Company, (i) Term SOFR Rate (as defined in the Existing Revolving Credit Facility Agreement) plus 3.50% per annum or (ii) Base Rate (as defined in the Existing Revolving Credit Facility Agreement) plus 2.50% per annum and (b) with respect to New Revolving Credit Facility Loans denominated in an Alternative Currency (as defined in the Existing Revolving Credit Facility Agreement), the Alternative Currency Daily Rate or the Alternative Currency Term Rate (each as defined in the Existing Revolving Credit Facility Agreement), as applicable plus 3.50% per annum. For the avoidance of doubt, there shall be no credit spread adjustments. The interest rate margins above will be subject to one reduction of 50 basis points if the Total Leverage Ratio (as defined in the Existing Revolving Credit Facility Agreement) is less than or equal to 4:00:1:00.

Default Rate:	Same as the Existing Revolving Credit Facility Agreement.

Extension Fee:	An extension fee (the “Extension Fee”) of 0.375% of the aggregate amount of New Revolving Credit Facility Commitments on the Initial Settlement Date shall be payable by the Company on the closing date of the New Revolving Credit Facility (such closing date, the “New Revolving Credit Facility Closing Date” and together with the Initial Settlement Date and the New Notes Closing Date, the “Closing Dates”), ratably to each New Revolving Credit Facility Lender. For the avoidance of doubt, the Extension Fee shall be the only fee payable to the New Revolving Credit Facility Lenders in their capacities as such in connection with the Transactions.

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Commitment Fee:	Same as the Existing Revolving Credit Facility Agreement.

Availability:	Same as the Existing Revolving Credit Facility Agreement (including with respect to the Swing Line Sublimit) provided, that (a) the sublimit in respect of Letters of Credit (as defined in the Existing Revolving Credit Facility Agreement) shall be the lesser of $100,000,000 and the aggregate amount of the New Revolving Credit Facility Commitments, (b) the cap on Bilateral Letter of Credit Obligations (as defined in the Existing Revolving Credit Facility Agreement) shall be the greater of $25,000,000 and 7.5% of Consolidated EBITDA (as shall be defined in the First Lien Revolving Credit Facility Agreement in a manner consistent with the Documentation Principles), (c) immediately after giving effect to any borrowing of New Revolving Credit Facility Loans and after giving effect to any anticipated payments (other than principal payments of Indebtedness for borrowed money at stated maturity) reasonably expected to be made within the next five (5) business days of the borrowing (as determined by the Company in good faith and certified to the New Revolving Credit Facility Agreement Administrative Agent), the Company shall not have more than $50,000,000 of unrestricted cash on its consolidated balance sheet provided, that any cash on the balance sheet of Accendra Bermuda Insurance Co. Ltd. (to the extent held pursuant to statutory or regulatory authority applicable thereto) and Accendra Health Foundation shall not constitute unrestricted cash in connection with the foregoing (the “Anti-Cash Hoarding Provision”), and (d) solely in respect of aggregate principal amounts of New Revolving Credit Facility Loans in excess of $250,000,000, (i) such New Revolving Credit Facility Loans are incurred to fund a Permitted Acquisition (as defined in the Existing Revolving Credit Facility Agreement) and (ii)(A) the First Lien Leverage Ratio (as defined in the Existing Revolving Credit Agreement) on a Pro Forma Basis (as defined in the Existing Revolving Credit Facility Agreement) immediately after giving effect to such Permitted Acquisition is less than or equal to 3.25:1:00 and (B) the Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such Permitted Acquisition is no greater than the Total Leverage Ratio in effect immediately prior to such Permitted Acquisition (this clause (d), collectively, the “Permitted Acquisition Draw Condition”).

Use of Proceeds:	Same as the Existing Revolving Credit Facility Agreement and, for the avoidance of doubt, the proceeds of loans made pursuant to the New Revolving Credit Facility may be used to pay Transaction Costs and Expenses.

Conditions Precedent to the New Revolving Facility Closing Date:

Subject to the Certain Funds Provision, the effectiveness of the First Lien Revolving Credit Facility Documentation (as defined below) shall be subject to the satisfaction (or waiver by the Company and each of the Revolving Lender Commitment Parties) of only the following conditions (the “Revolving Facility Conditions” and collectively with the Early Settlement Date Conditions and the Term B-1 Term Loan Consent Conditions, the “Exclusive Conditions”):

(a)(i) a duly executed counterpart of (A) at the election of the Company (in consultation with the New Revolving Credit Facility Agreement Administrative Agent), (x) an amendment or amendment and restatement (such amendment or amendment and restatement, the “Existing Revolving Credit Facility Agreement Amendment”), to the Existing Revolving Credit Facility Agreement (as amended by the Existing Revolving Credit Facility Agreement Amendment, the “Amended Revolving Credit Facility Agreement”) duly executed by the Company and each New Revolving Credit Facility Lender or, otherwise, or (y) a new credit agreement (a “New Revolving Credit Facility Agreement”) duly executed by the Company (the Amended Revolving Credit Facility Agreement or the New Revolving Credit Facility Agreement, as applicable, the “First Lien Revolving Credit Facility Agreement”), and (B) the other applicable First Lien Revolving Credit Facility Documentation shall have been delivered by the applicable Loan Parties to the New Revolving Credit Facility Agreement Administrative Agent (or counsel thereto) and (ii) the New Revolving Credit Facility Agreement Administrative Agent (or counsel thereto) shall have received (A) a customary officer’s certificate (attaching organizational documents, good standings (from the jurisdiction of incorporation), if applicable, and resolutions of the Loan Parties, and an incumbency and specimen signature of each officer of the Loan Parties executing the First Lien Revolving Credit Facility Documentation, (B) a customary legal opinion for the Loan Parties, and (C) customary (x) UCC lien search results in their respective jurisdictions of formation, incorporation, or organization, as applicable, and (y) U.S. intellectual property search results, for each Loan Party;

(b) (i) if the Company shall elect to enter into a New Revolving Credit Facility Agreement, substantially concurrently with the occurrence of the New Revolving Credit Facility Closing Date at the election of the Company, an amendment or joinder to the First Lien Pari Passu Intercreditor Agreement, shall have been executed and delivered by the First Lien Notes Collateral Agent, thereby designating the New Revolving Credit Facility as “Additional First Lien Obligations” thereunder, and (ii) the Second Lien Intercreditor Agreement shall have been executed by, inter alios, the Existing Term Credit Agreement Collateral Agent, the First Lien Notes Collateral Agent, the Second Lien Notes Collateral Agent and the New Revolving Credit Facility Agreement Collateral Agent, thereby designating the Term B-1 Term Facility, the First Lien Notes and the New Revolving Credit Facility as “Senior Obligations” and the Second Lien Notes as “Junior Priority Debt Obligations” thereunder;

(c) all fees and out-of-pocket expenses of the Revolving Lender Commitment Parties required to be paid or reimbursed by the Company pursuant to the Commitment Letter shall have been, or will be paid substantially concurrently, on the New Revolving Credit Facility Closing Date, to the extent invoiced at least one (1) business day prior to the New Revolving Credit Facility Closing Date (except as otherwise agreed by the Company);

(d) the Revolving Lender Commitment Parties shall have received from the Company, no later than three (3) business days in advance of the New Revolving Credit Facility Closing Date (or such later date as reasonably agreed to by such Revolving Lender Commitment Parties), (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in each case, that has been reasonably requested by any Revolving Lender Commitment Party in writing at least ten (10) business days in advance of the anticipated New Revolving Credit Facility Closing Date;

(e) all representations and warranties made by the Loan Parties in the First Lien Revolving Credit Facility Agreement shall be true and correct in all material respects (or if qualified by materiality, material adverse effect or similar language, true and correct in all respects) as of the New Revolving Credit Facility Closing Date, or if such representations and warranties expressly relate to an earlier date, such earlier date;

(f) no Event of Default (as shall be defined in the First Lien Revolving Credit Facility Agreement) would exist and be continuing immediately after giving effect to the incurrence of the New Revolving Credit Facility;

(g) if (i) the Company shall elect to enter into an Amended Revolving Credit Facility Agreement, the Loan Parties shall have (A) reaffirmed the guarantees, pledges, grants of security interests and other undertakings under the Security Documents (as defined in the Existing Revolving Credit Facility Agreement), and (B) agreed that (x) each Security Document (as defined in the Existing Revolving Credit Facility Agreement) and other Loan Document in effect immediately prior to the New Revolving Credit Facility Closing Date shall continue to be in full force and effect (except as modified by the Amended Revolving Credit Facility Agreement) and (y) all guarantees, pledges, grants of security interests and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under and as defined in the Existing Revolving Credit Facility Agreement (including the lenders under the New Revolving Credit Facility) or (ii) the Loan Parties shall elect to enter into a New Revolving Credit Facility Agreement, the Loan Parties shall have entered into Security Documents in the same form as in effect under the Existing Revolving Credit Facility Agreement;

(h) the Early Settlement Date shall have occurred, or shall occur substantially concurrently therewith;

(i) the New Revolving Credit Facility Agreement Administrative Agent shall have received a customary solvency certificate from the chief financial officer of the Company (on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby); and

(j) the New Revolving Credit Facility Agreement Administrative Agent shall have received reasonably satisfactory evidence of the Term A-1 Prepayment or that arrangements reasonably satisfactory to the New Revolving Credit Facility Agreement Administrative Agent have been made for the Term A-1 Prepayment to occur substantially concurrently with the New Revolving Credit Facility Closing Date

Conditions Precedent to Funding of Revolving Loans:	Same as Existing Revolving Credit Facility Agreement and additionally the Anti-Cash Hoarding Provision and the Permitted Acquisition Draw Condition.

Documentation Principles:	The First Lien Revolving Credit Facility Agreement (together with the loan documents related thereto, which shall be subject to the Revolving Facility Documentation Principles (as defined below), the “First Lien Revolving Credit Facility Documentation”) shall be substantially in the form of the Existing Revolving Credit Facility Agreement except as expressly set forth herein. The First Lien Revolving Credit Facility Documentation shall be negotiated in good faith to reflect the terms set forth in this New Revolving Credit Facility Term Sheet (including Annex A hereto). The First Lien Revolving Credit Facility Documentation, which the Revolving Lender Commitment Parties agree will be drafted by counsel to the Company, will be based upon and, except as expressly set forth herein (including pursuant to the applicable portions of Annex A hereto), no worse than, the Existing Revolving Credit Facility Agreement and the other Loan Documents (as defined in the Existing Revolving Credit Facility Agreement), and contain the terms and conditions set forth in this New Revolving Credit Facility Term Sheet (including pursuant to the applicable portions of Annex A hereto), giving due regard to (a) changes necessary to reflect the New Revolving Credit Facility Agreement Administrative Agent and the New Revolving Credit Facility Agreement Collateral Agent’s administrative and operational requirements and (b) that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral will be delivered to perfect any liens securing the New Revolving Credit Facility. The foregoing shall be referred to as the “Revolving Facility Documentation Principles”.

Voluntary Prepayments:	Same as the Existing Revolving Credit Facility Agreement.

Call Protection:	None.

Mandatory Prepayments:	Except as set forth on Annex A, same as the Existing Revolving Credit Facility Agreement.

Ranking:	The New Revolving Credit Facility will be:

(a) pari passu in right of payment and lien priority to the First Lien Notes and the Term B-1 Term Facility;

(b) pari passu in right of payment but senior in lien priority to the Second Lien Notes; and

(c) pari passu in right of payment but senior in lien priority to any Remaining Senior Notes (which shall remain unsecured).

The foregoing lien priorities, relative rights and creditors’ rights issues in respect of the First Lien Notes, the New Revolving Credit Facility, and the Second Lien Notes shall be governed by the First Lien Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement.

On substantially consistent terms as provided for in the Existing Revolving Credit Facility Agreement, (i) any obligations under any Secured Hedge Agreement (as defined in the Existing Revolving Credit Facility Agreement), (ii) any Cash Management Obligations (as defined in the Existing Revolving Credit Facility Agreement) and (iii) any Bilateral Letter of Credit Obligations (as defined in the Existing Revolving Credit Facility Agreement), from time to time, may (x) be secured on a pari passu basis with the New Revolving Credit Facility and (y) rank pari passu in right of payment with the New Revolving Credit Facility.

Security:	Subject to the Certain Funds Provision and the terms of the Intercreditor Agreements, and except as set forth on Annex A, the New Revolving Credit Facility will be secured by a perfected first-priority security interest (subject to permitted liens and other exceptions contemplated or permitted by the First Lien Revolving Credit Facility Agreement) in substantially all assets of the Loan Parties and that secure the Existing Revolving Credit Facility (other than, for the avoidance of doubt, “Excluded Property” (as defined in the Existing Revolving Credit Facility Agreement)) (the “First Lien Revolving Credit Facility Collateral”), provided, that no mortgages nor (other than as set forth in the applicable Intercreditor Agreements) possessory collateral, shall be required to be delivered to perfect the liens on any First Lien Revolving Credit Facility Collateral.

Representations and Warranties:	Consistent with the representations and warranties set forth in the Existing Revolving Credit Facility Agreement (including with respect to exceptions and materiality thresholds and qualifiers), except as set forth on Annex A hereto.

Affirmative Covenants:	Consistent with the affirmative covenants set forth in the Existing Revolving Credit Facility Agreement (including with respect to exceptions and materiality thresholds and qualifiers), except as set forth on Annex A hereto.

Negative Covenants:	Consistent with the negative covenants set forth in the Existing Revolving Credit Facility Agreement (including with respect to covenants, baskets, exceptions, threshold and qualifiers); provided, that the covenants, baskets, exceptions, threshold and qualifiers set forth in the Existing Revolving Credit Facility Agreement described on Annex A hereto shall be modified as set forth therein (it being understood and agreed, for the avoidance of doubt, that the foregoing shall not apply to the financial covenant, which shall be replaced as described in “Financial Covenant” below). For the avoidance of doubt, any covenant, basket, exception, threshold or qualifier not expressly set forth as being modified in Annex A shall be identical to the covenant, basket, exception, threshold or qualifier set forth in the Existing Revolving Credit Facility Agreement. For the avoidance of doubt, if the Company shall elect to enter into an Amended Revolving Credit Facility Agreement, any dollar basket shall be reset to zero such that, as of the New Revolving Credit Facility Closing Date, such basket (as modified by Annex A hereto) shall be fully available as if such basket had not previously been utilized.

Financial Covenant:	The New Revolving Credit Facility shall include financial covenants that shall be limited to:

(a) a maximum Total Leverage Ratio of (i) in respect of any Test Period (as shall be defined in the First Lien Revolving Credit Facility Agreement in a manner consistent in the Documentation Principles) ending on or after the New Revolving Credit Facility Closing Date but prior to January 1, 2028, 5.50:1.00 and (ii) in respect of any Test Period ending thereafter, 4.50:1:00, in each case, (x) tested on a pro forma basis as of the last day of the Test Period most recently ended and (y) commencing with the fiscal quarter ending March 31, 2028, subject to a 0.50x cushion in connection with a Qualified Acquisition Election (as defined in the Existing Revolving Credit Facility Agreement) consistent with the Existing Revolving Credit Facility Agreement; and

(b) a minimum Consolidated Interest Coverage Ratio (as defined in the Existing Revolving Credit Facility Agreement) of 2.00:1:00 (collectively with clause (a) above, the “Financial Covenants”).

Other than as expressly set forth above and in Annex A hereto, the Financial Covenants shall be calculated and tested as set forth in the Existing Revolving Credit Facility Agreement.

Breaches of the Financial Covenants shall be subject to an identical cure right to the provisions of Section 8.05 of the Existing Revolving Credit Facility Agreement and, for the avoidance of doubt on no more than five (5) occasions following the New Revolving Credit Facility Closing Date.

Events of Default:	Except as set forth on Annex A, consistent with the event of default provisions set forth in the Existing Revolving Credit Facility Agreement (including with respect to exceptions and materiality thresholds and qualifiers).

Amendments, Releases and Waivers:	Except as set forth on Annex A, consistent with the amendments, releases and waivers provisions set forth in the Existing Revolving Credit Facility Agreement.

Assignments:	Consistent with the assignment provisions set forth in the Existing Revolving Credit Facility Agreement, except that consent of the Company shall not be required (1) if any payment Default or Event of Default has occurred and is continuing and (2) for assignments to any commercial banks that provide revolving credit loans in the ordinary course of business.

Governing Law and Forum:	State of New York.

Counsel to the New Revolving Credit Facility Agreement Administrative Agent:	Davis Polk.

Releases:	Provide for releases consistent with those attached as Exhibit G to the Commitment Letter.

ANNEX A

Accendra Health, Inc.

Covenant Chart

[See attached.]

Agreed Form

Covenant Grid

(amounts in millions unless otherwise specified)

		Term under Existing Revolving Credit Facility	Amended Term under New Revolving Credit Facility
General

1.	Guarantors

All of the Parent Borrower’s material wholly owned domestic restricted subsidiaries, subject to customary exceptions

Immaterial subsidiaries are subsidiaries representing no more than 2.5% of total assets / EBITDA individually, and no more than 7.5% of total assets / EBITDA in aggregate

Chewy Blocker: any guarantor that becomes a non-wholly owned subsidiary may not be released from guarantee unless in connection with a bona fide disposition of equity interests [§ 9.11(c)]

No change, except that:

•

Excluded Subsidiaries pursuant to sub-clause (f) of the definition thereof limited to those in existence as of the Amendment No. 4 Effective Date

•

Eliminate sub-clause (g) of the definition of Excluded Subsidiaries and revisions to clauses (c) and (m) to be consistent with the First Lien Notes and the Second Lien Notes

•

No automatic release of a Loan Party if such Loan Party continues to be a borrower/guarantor of Indebtedness for borrowed money of Loan Party in excess of $25

•

No release in connection with (or anticipation of) a Liability Management Transaction

•

Affected lender vote to amend this provision

•

Retain Chewy Blocker and, additionally, similar protection in connection with the transfer of the equity interests of a Guarantor to a Foreign Subsidiary

2.	Collateral / Ranking

First lien on substantially all loan party personal property assets, certain scheduled owned real property, and other owned real property located in the U.S. with FMV greater than $15, subject to any exclusions in the collateral documents and customary exceptions

No requirement for (1) control agreements over deposit / securities accounts or (2) collateral measures under foreign law

No change, except that deposit account control agreements to be required, subject to customary exclusions including de minimis exception to be agreed to minimize operational disruption

Post-closing period of 90 days to implement deposit account control agreements

For the avoidance of doubt, accounts subject to deposit account control agreements in favor of the securitization programs shall be excluded

Indebtedness and Permitted Liens (§§ 7.01 and 7.02)

3.	Liens Covenant Scope (§ 7.02)	Parent Borrower and its restricted subsidiaries (the “Restricted Group”) cannot incur liens other than Permitted Liens	No change.

4.	Accordion / Incremental Equivalent Debt or Credit Facilities Basket (§ 2.14 and § 7.01(p))

Additional Revolving Commitments up to sum of:

•

Greater of $660 / (y) 100% of EBITDA (shared with the Existing Term Credit Agreement), plus

•

Certain voluntary prepayments; plus

•

Additional amounts subject to (x) 2.05x First Lien Leverage Ratio (“FLNLR”) or (y) “no worse” optionality in the case of a financing of a Permitted Acquisition or Investment

Incremental Facility:

•

May only be secured by Collateral

•

May only be guaranteed by Guarantors

Incremental Equivalent:

•

May only be incurred by Borrowers

•

No Restricted Subsidiary other than a Guarantor may provide a guarantee

•

May be secured by a lien on Collateral that is pari passu or junior

•

Maturity and Weighted Average Life to Maturity at least 91 days outside of the Latest Maturity Date

Credit Facilities (broadly defined consistent with the First Lien Notes and the Second Lien Notes to include all debt facilities and indentures) up to:

•

Combined first lien and second lien debt: $2,053

•

Sub-cap for first lien Debt: $1,351

No incremental or incremental equivalent revolving capacity (any new money revolving facilities or commitments must reduce the New Revolving Credit Facility pro rata)

Non-Loan Party sub-cap: Greater of $35 / 10% of EBITDA, applicable to all Indebtedness for borrowed money of a Non-Loan Party, which shall not be available in connection with a Liability Management Transaction (such cap, the “Shared Non-Loan Party Cap”)

5.	Ratio Debt (§ 7.01(n))

Uncapped subject to

•

2.05x FLNLR (if pari)

•

2.80x Secured Leverage Ratio “SNLR”) (if junior)

•

4.10x TNLR (if unsecured / secured by non-collateral assets)

Subject to “or no worse” optionality in the case of a financing of a permitted acquisition / investment

Non-loan party subcap: greater of $130 / 20% EBITDA

Maturity carveout: Maturity and Weighted Average Life to Maturity at least 91 days outside of the Latest Maturity Date, subject to Inside Maturity Basket

Dedicated lien basket [“Permitted Liens” (w)]

Uncapped subject to:

•

2.00x Fixed Charge Coverage Ratio (“FCCR”)

•

3.00x SNLR for junior lien (including second lien) debt

•

No first lien debt permitted pursuant to this basket

•

the Shared Non-Loan Party Cap

In relation to junior lien debt:

•

Weighted Average Life to Maturity / Maturity requirements retained and eliminate Inside Maturity Debt

•

Must be incurred by a Loan Party

•

May only be guaranteed by the Guarantors and secured on the Collateral on a junior payment priority and junior lien basis.

6.	Ratio Liens (“Permitted Liens” (w))	Liens securing permitted ratio debt	Eliminate

7.	Certain Existing Debt (§ 7.01(b))	Debt existing on Closing Date, and if greater than $5, scheduled	No change, but Indebtedness and Lien schedules to be refreshed for Amendment No. 4 Effective Date (with such Indebtedness / Liens grandfathered)

8.	General Debt Basket (§ 7.01(j))	Greater of $265 / 40% of EBITDA	Greater of $170 / 50% of LTM EBITDA Can only be junior lien (including second lien) or unsecured Subject to the Shared Non-Loan Party Cap

9.	General Liens (“Permitted Liens” (y))	Greater of $265 / 40% of EBITDA

Greater of $50 / 15% of EBITDA

For the avoidance of doubt, may only be junior lien (including second lien)

In relation to Indebtedness for borrowed money, subject to the Weighted Average Life to Maturity / Maturity and Collateral requirements set forth in Row 5

10.	Liens on Cash Deposits under workers’ compensation, unemployment insurance or other types of security in ordinary course (“Permitted Liens” (t))	$50	$25

		Term under Existing Revolving Credit Facility	Amended Term under New Revolving Credit Facility
11.	Purchase Money / Cap Leases (7.01(c) and “Permitted Liens” (i))	Greater of $230 / 35% of EBITDA Dedicated lien basket [“Permitted Liens” (i)]	Greater of $35 / 10% EBITDA, not to be used in connection with a Liability Management Transaction

12.	Acquired Debt/Acquisition Debt (§ 7.01(n))	See ‘Ratio Debt’ basket above

Pro forma:

(a)   Company would be permitted to incur at least $1 of Ratio Debt or TNLR ≤ 4.0x,

(b)   FCCR or the TNLR is no worse, or

(c)   Such debt is acquired debt not in contemplation of the acquisition and the only obligors of such debt are those Persons who were obligors prior to the acquisition, subject to $35 cap, if secured by the Collateral, in respect of obligations that are pari or senior to the New Revolving Credit Facility

Except under clause (c), subject to Shared Non-Loan Party Cap

Dedicated Permitted Lien limited to acquired assets

Subject to no Event of Default (current or pro forma for the acquisition)

13.	Non Guarantor Debt/Foreign Subsidiary (§ 7.01(o))	Greater of $130 / 20% of EBITDA If secured, limited to non-loan party assets that are not Collateral	No separate basket

14.	Sale-Leaseback Debt	No provision	Greater of $35 / 10% of EBITDA Not to be used in connection with a Liability Management Transaction For the avoidance of doubt, no mandatory prepayment

15.	Securitization Transactions (§ 7.01(f))	Greater of (x) $725 and (y) 85% of gross book value of securitization receivables subject to securitizations

$200 (fixed); provided following an acquisition may upsize an additional $50 (above the $200) in receivables from the acquired business. Any such upsize from acquisition above the $200 fixed basket provides a dollar-for-dollar commitment reduction.

For the avoidance of doubt, existing $150 PNC securitization to be included in the initial $200 (i.e., not additive)

16.	Intercompany Debt (§ 7.01(e) and “Permitted Liens” (cc))	Uncapped among restricted group subject to Investments covenant compliance, but Loan Party indebtedness to a non-Loan Party must be subordinated	No change, but not to be used in connection with a Liability Management Transaction

17.	Guarantees of Permitted Debt (§ 7.01(e)(ii))	Uncapped subject to Investments covenant compliance	No change, but not to be used in connection with a Liability Management Transaction

18.	Bilateral Letter of Credit (“Bilateral Letter of Credit Obligations”)	Greater of $50 / 15% of EBITDA	Greater of $25 / 7.5% of EBITDA

19.	Disqualified Stock	No provision	Greater of $35 / 10% of EBITDA

Restricted Payments (§ 7.06)

20.	Restricted Payment Builder Basket (7.06(k)(i) and “Available Amount”)

RPs may be made out of the Available Amount, subject to 3x TNLR if made out of the CNI builder

“Available Amount” includes:

•

$202 base

•

50% of cumulative consolidated net income from the first day of the fiscal quarter in which the Closing Date occurs

•

new qualified equity since the Closing Date

•

declined prepayment amounts

other customary components

Eliminate

21.	General Restricted Payment Basket (§ 7.06(j))	Greater of $130 / 20% of EBITDA (shared with Investments and Junior Debt Prepayments covenants)

Greater of $35 / 10% of EBITDA, subject to (i) no Event of Default and (ii) cap on Investments and Restricted Payments by a Loan Party into a Non-Loan Party Restricted Subsidiary (or a Restricted Subsidiary that does not become a Loan Party) set at the greater of $35 / 10% of EBITDA (the “Shared Non-Guarantor Investment / RP Cap”).

For the avoidance of doubt, the only Restricted Payment basket that may be reallocated to make Restricted Debt Payments is this Row 21.

22.	Ratio Restricted Payment (§ 7.06(n))	Unlimited, subject to a 2.5x TNLR and no payment or bankruptcy Event of Default	No change, other than subject to no Event of Default

23.	Director / Employee Stock Repurchases (§ 7.06(f))	$10 per calendar year (with carry-over of unused amounts for two preceding calendar years to succeeding calendar years)	No change other than removal of carry-forward and subject to no Event of Default

24.	Post-IPO Dividends / annual dividends (§ 7.06(l))	Sum of 6% of IPO proceeds plus 6% of market capitalization per annum	6% of market cap per year (no IPO Proceeds adder)

25.	Dividends or Loans to Parent Entity	No provision	Greater of $10 / 2% of EBITDA per calendar year, and subject to no Event of Default

26.	RPs of Equity or Debt of Unrestricted Subsidiary (§ 7.06(m))	Uncapped (other than unrestricted subsidiaries the primary assets of which are cash)	Eliminate

27.	Excluded Contributions (§ 7.06(k)(ii); “Excluded Contribution Amount”)	Up to the amount of Excluded Contribution Amount	No change

Investments (§ 7.03)

28.	Certain Existing Investments (§ 7.03(g))	Investments existing on Closing Date, and if greater than $5, scheduled	No change, but Investment schedule to be refreshed with existing Investments greater than $2.5 for Amendment No. 4 Effective Date (with such Investments grandfathered)

29.	Builder Basket (“Available Amount”)	Investments may be made out of the Available Amount	Eliminate

30.	Ratio Investments (§ 7.03(y))	Unlimited subject to a 2.75x TNLR and no payment or bankruptcy Event of Default	No change, other than subject to no Event of Default

31.	General Investments Baskets (§§ 7.03(t) and (z))

Separate General Basket: Greater of $330 / 50% of EBITDA, plus amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such investments

Shared General Basket 1: Greater of $130 / 20% of EBITDA (shared with Restricted Payments)

Shared General Basket 2: Greater of $130 / 20% of EBITDA (shared with Junior Debt Prepayments)

Greater of $35 / 10% of EBITDA, subject to Shared Non-Guarantor Investment / RP Cap (if applicable)

If Investment is in any entity other than a Non-Loan Party (including a Non-Loan Party that becomes a Loan Party), then basket is fully available

2

		Term under Existing Revolving Credit Facility	Amended Term under New Revolving Credit Facility
32.	Permitted Acquisitions (§ 7.03(j))	No cap on permitted business acquisitions

Subject to Shared Non-Guarantor RP / Investments Cap

For the avoidance of doubt, the Shared Non-Guarantor RP / Investments Cap is only relevant if Company is acquiring a Non-Loan Party Restricted Subsidiary. If Acquisition is of any entity other than a Non-Loan Party Restricted Subsidiary, then no cap

33.	Investments in Similar Businesses (§ 7.03(j); “Permitted Acquisitions”)	See Permitted Acquisitions	Eliminate; provided existing Investments not incurred in anticipation of the acquisition are permitted uncapped

34.	Investments in JVs/UnSubs (§ 7.03(d))	Shared Basket (JVs and UnSubs): greater of $165 / 25% of EBITDA plus any returns of capital or sale proceeds actually received in cash in respect of any such investments	Eliminate

35.	Investments in Restricted Subsidiaries (§ 7.03(d))	Uncapped, provided Investments by Loan Parties to NGRS not to exceed greater of $165 / 25% of EBITDA

Greater of $50 / 15% EBITDA

Subject to Shared Non-Guarantor RP / Investments Cap

For the avoidance of doubt, the Non-Guarantor RP / Investments Cap is only relevant if the Company is making an Investment in a Non Loan-Party Restricted Subsidiary (unless it becomes a Loan Party)

For the avoidance of doubt, Investments in Loan Parties remain uncapped

36.	Excluded Contributions (§ 7.06(k)(ii); “Excluded Contribution Amount”)	Up to the amount of Excluded Contribution Amount	No change

37.	J. Crew Blocker (§ 6.13(b))

Restricted subsidiary may not be designated as an unrestricted subsidiary if it has legal or beneficial ownership of/exclusive license to any material IP rights constituting collateral

Restricted group may not transfer any legal or beneficial ownership of, or an exclusive license to, any material IP rights constituting collateral to an Unrestricted Subsidiary

No change other than (1) transfer restrictions to apply to non-guarantor restricted subsidiaries as well and (2) protection to apply to all material collateral, other than, for the avoidance of doubt, cash and Cash Equivalents.

For the avoidance of doubt, the foregoing shall not be deemed or interpreted to restrict (i) any exclusive Intellectual Property licenses granted to a Restricted Subsidiary for a legitimate business purpose that does not effectively result in the transfer of beneficial ownership of such Intellectual Property or (ii) any non-exclusive license.

38.	Captive Insurance Subsidiaries	N/A

Investments by or in any Captive Insurance Subsidiary in connection with the provision of insurance to the Company or any Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable

For the avoidance of doubt, not subject to the Shared Non-Guarantor RP / Investments Cap

“Captive Insurance Subsidiary” means (i) any Subsidiary of the Company operating for the purpose of (a) insuring the businesses, operations or properties owned or operated by any parent entity, the Company or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members), and related benefits and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (ii) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (i) above.

Prepayments of Junior Debt (§ 7.08)

39.	Prepayments of Junior Debt Generally (§ 7.08)	No prepayment of debt subordinated in right of payment (other than regularly scheduled interest, principal, AYHDO Payments and mandatory prepayments) prior to a year before scheduled maturity

No prepayment of Indebtedness of any Loan Party that is subordinated in right of payment, junior lien debt, unsecured debt, or material (>$25) Indebtedness for borrowed money of a Loan Party with intervening maturities subject to rows 40 re Restricted Debt Payments and 48 re repurchases / exchanges

For the avoidance of doubt:

•

retain carve out for regularly scheduled interest, principal, AHYDO payments and mandatory prepayments, and

•

repayment of the securitization and other structurally senior debt is not restricted by this covenant

40.	General RDP Basket (§ 7.08(a)(iii)(A))	Greater of $130 / 20% of EBITDA

Company may repay or redeem stub notes or debt with intervening maturities within one year of maturity, subject to pro forma liquidity (at time of repayment) > § 100

Minimum liquidity to include cash and Cash Equivalents, undrawn revolving facility commitments, and undrawn securitization commitments (subject to borrowing base availability)

Company to provide certification as to satisfaction of minimum liquidity requirement concurrent with any applicable prepayment

For the avoidance of doubt, repayment of the securitization and other structurally senior debt are not restricted by this covenant and debt with intervening maturities may be refinanced with permitted debt

41.	Builder Basket (§ 7.08(a)(iii)(B))	RDPs may be made out the Available Amount, subject to 3x TNLR if made out of the CNI builder	Eliminate

42.	Ratio Basket (§ 7.08(a)(v))	Unlimited, subject to a 2.5x TNLR	No change, other than subject to no Event of Default

Dispositions (§ 7.05)

43.	Unlimited Basket (§ 7.05)

Asset sales for fair market value and other than for any asset sale transaction or related transactions with assets less than greater of $100 / 15% of EBITDA for not less than either 75% of cash consideration / cash equivalents over the life of the Agreement

Designated Non-Cash Consideration basket of greater of $50 /13% of EBITDA

Assumption of certain liabilities (other than subordinated liabilities) is deemed to be cash consideration

No change, other than Designated Non-Cash Consideration basket of greater of $35 / 10% of EBITDA

3

		Term under Existing Revolving Credit Facility	Amended Term under New Revolving Credit Facility
44.	Asset Sale Sweep	No provision

To match bonds, including pro rata (across first lien debt) asset sale sweep (solely to the extent of the net cash proceeds thereof) to be included subject to discussion with bonds and term loans, which may be satisfied with a commitment reduction in lieu of a prepayment; de minimis on sweep to match bonds (i.e., $25 per transaction / $50 per fiscal year; sweep only applicable to amounts in excess thereof), reinvestment period of 360 days + 180 days if committed and reinvestment right to match bonds

Clean down of revolver (without a commitment reduction) for net cash proceeds received from an asset sale in excess of $50 (unless otherwise applied), pending application in accordance with the terms hereof

Any amounts not so reinvested shall be subject to a mandatory prepayment pro rata (across first lien debt) (with a mandatory commitment reduction in respect of the New Revolving Credit Facility in an amount equal to the pro rata amount so prepaid).

45.	Other Excluded Dispositions (§ 7.05(n)); Definition of “Disposition”/“Dispose”	Unlimited sales of non-core assets acquired in permitted business acquisitions / investments Dispositions with a fair market value less than $50	Unlimited sales of non-core assets acquired in permitted business acquisitions / investments Dispositions with a fair market value less than the greater of $35 / 10% of EBITDA

46.	Interco Dispositions (§ 7.05(d))	Uncapped among restricted group, but loan parties cannot transfer to non-loan party restricted subsidiaries unless constituting a permitted investment or the disposition shall consist of the transfer of equity interests in or debt of any foreign subsidiary to any other foreign subsidiary	No change other than can only be used for a bona fide / ordinary course purpose, not in connection with a Liability Management Transaction

47.	Sale and Leaseback Transactions	No provision	Greater of $35 / 10% Cannot be used in connection with a Liability Management Transaction SLBs exceeding >$35 in aggregate subject to asset sale sweep in row 44.

Repurchases of Stub Notes

48.	Repurchases / Exchanges	N/A

The Loan Parties shall be permitted to consummate the following exchanges and repurchases: (i) open market repurchases or other purchases for cash of 2029 Senior Notes and 2030 Senior Notes (other than pursuant to clause (iii)) at a maximum price (exclusive of accrued interest) of 75c and 77c, respectively, (ii) exchanges of 2029 Senior Notes and 2030 Senior Notes into Second Lien Notes must be for max ratio of 83.5c and 84.5c, respectively, and (iii) repurchases for cash at or below par plus accrued interest of 2029 Senior Notes and 2030 Senior Notes with the proceeds of equity issuances.

Clauses (i) and (iii) are subject to row 40 above.

Misc.

49.	Unrestricted Subsidiary Designation (§ 6.13(b))	May designate Unrestricted Subsidiaries subject to (i) no payment / bankruptcy Event of Default, (ii) no ownership/exclusive license to material IP at the time of such designation and (iii) pro forma compliance with the financial covenant

No Unrestricted Subsidiaries or transfers of property to any Unrestricted Subsidiaries without consent of Majority Lenders.

Existing Unrestricted Subsidiaries, if any, must become restricted at closing.

50.	Incora Blocker	N/A	Without the consent of each affected Lender, an amendment may not reduce, or have the effect of reducing, the percentage of the aggregate principal amount of Loans whose Lenders must consent to an amendment, including, for the avoidance of doubt, the incurrence of Obligations in contemplation of or for the purpose of influencing any voting threshold for purposes of any amendment, modification or waiver of the Security Documents, the Intercreditor Agreements or the provisions in this Agreement that is to occur simultaneously or substantially simultaneously with the incurrence of such Obligations.

51.	General LME Blocker	N/A

General prohibition on Liability Management Transaction, defined as:

“Liability Management Transaction” means any refinancing, retirement, exchange, extension, repurchase, or defeasance of any Loans or any Indebtedness for borrowed money that is contractually or structurally junior thereto with any other Indebtedness that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to such Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness by a Person that is not the Issuer or a Guarantor, whether or not such Person owns any assets or property), and any asset transfer (and including any related assumption of liabilities) consummated in connection therewith; provided that, for the avoidance of doubt, in no event shall any of the following constitute a Liability Management Transaction:

(1) any refinancing, retirement, exchange, extension, repurchase, or defeasance of any existing Indebtedness of the Issuer or any of its Restricted Subsidiaries that is already contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to such Loans, with Indebtedness that is so senior to no greater extent;

(2) any Indebtedness that is offered ratably on the same terms and conditions as offered to all other providers of such Indebtedness (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction), to all adversely affected Holders; and

(3) any Indebtedness (i) incurred in connection with the Exchange Offers or (ii) Indebtedness incurred to finance the repurchase of or in exchange for existing 2029 Notes or 2030 Notes as described in row 48.

Any refinancing, extension, or replacement of the Term B-1 Term Facility must be at same lien and payment priority as the Term B-1 Term Facility with the same guarantors and collateral as the current Term B-1 Term Facility (or such additional guarantors and collateral are offered to the New Revolving Credit Facility) and must have WALM at least 91 days beyond the New Revolving Credit Facility (excluding impact of the springing maturity set forth in the Term Sheet).

4

		Term under Existing Revolving Credit Facility	Amended Term under New Revolving Credit Facility
52.	EBITDA / CNI / Indebtedness Calcs

Extraordinary / unusual charges

Uncapped

Restructuring / Business Optimization

Uncapped

Cost Savings/Synergies

Includes adjustments for the effect of new customer contracts or projects and/or increased pricing or volume in existing contracts

24-month look forward

Includes 30% cap (after giving effect), but cap applies only to adjustments for the effect of new customer contracts or projects and/or increased pricing or volume in existing contracts)

Preopening

10% shared cap with new location addback below (after giving effect to the addbacks subject to the cap). Cap only applies for purposes of calculating the financial covenants

New Locations

10% shared cap with preopening expenses addback above (after giving effect to the addbacks subject to the cap); 24 month look forward. Cap only applies for purposes of calculating the financial covenants

New Contracts

Net adjustment for the annualized full-year gross profit contribution from new customer contracts signed during the previous 12 months. This addback does not apply for purposes of calculating the financial covenants

			No change, except that Consolidated EBITDA will be defined as agreed between the Company and the New Revolving Credit Facility Administrative Agent prior to the Signing Date.

53.	Threshold Amount	$50	$25

EXHIBIT C

Accendra Health, Inc.

Term B-1 Term Loan Consent Term Sheet

[See attached.]

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Reference is made to (a) the 2029 Senior Notes Indenture, (b) the 2030 Senior Notes Indenture, (c) the Existing Revolving Credit Facility Agreement, and (d) that certain Credit Agreement, dated as of March 29, 2022, by and among, inter alios, the Company, as parent borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Existing Term Credit Agreement Administrative Agent”) and collateral agent (in such capacity, the “Existing Term Credit Agreement Collateral Agent”) and the lenders from time to time party thereto (as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Term Credit Agreement”; the $500,000,000 term “A” facility established thereunder, the “Term A-1 Term Facility” and the term loans issued thereunder, the “Term A-1 Term Loans” and the lenders in respect of the Term A-1 Term Facility, the “Term A-1 Term Loan Lenders”; the $600,000,000 term “B” facility established thereunder, the “Term B-1 Term Facility” and the term loans issued thereunder, the “Term B-1 Term Loans” and, together with the Term A-1 Term Loans, the “Existing Term Loans”; and the lenders in respect of the Term B-1 Term Facility, the “Term B-1 Term Loan Lenders” and, collectively with the Term A-1 Term Loan Lenders and the Existing Revolving Credit Facility Lenders, the “Existing Lenders”). Capitalized terms used herein (this “Term B-1 Term Loan Consent Term Sheet”) and not otherwise defined herein shall have the meanings ascribed to such terms in the commitment letter (including the New Notes Term Sheet and the New Revolving Credit Facility Term Sheet) to which this Term B-1 Term Loan Consent Term Sheet is an exhibit (together with the schedules, exhibits and other attachments thereto, the “Commitment Letter”). Any agreements set forth in this Term B-1 Term Loan Consent Term Sheet shall be binding obligations of the parties to the Commitment Letter as if set forth in the Commitment Letter.

TERM B-1 TERM LOAN CONSENT

Transactions:	As described in the New Notes Term Sheet.

Consent:	The Commitment and Consenting Parties that hold Term B-1 Term Loans and the Term B-1 Term Loan Consenting Parties (collectively, the “Term Lender Consenting Parties”), collectively constituting the Required Lenders (under and as defined in the Existing Term Credit Agreement) after giving effect to the Term A-1 Prepayment, shall consent to (i) a waiver of the mandatory prepayment provisions set forth in the Existing Term Credit Agreement in relation to asset sales involving aggregate net cash proceeds equal to $400,000,000, (ii) the Transactions, including the issuance of the First Lien Notes and the Second Lien Notes and the incurrence of the New Revolving Credit Facility and, in each case, the granting of the liens in connection therewith, (iii) conforming the affirmative and negative covenants set forth in the Existing Term Credit Agreement (including with respect to covenants, baskets, exceptions, threshold and qualifiers) to those set forth in the First Lien Revolving Credit Facility Agreement (for the avoidance of doubt, other than the financial covenant), to the extent such affirmative and negative covenants are customarily applicable to term loan credit facilities, as determined by the Company in good faith, and (iv) amendments to the First Lien Pari Passu Intercreditor Agreement solely as set forth in Exhibit H of the Commitment Letter (such consents, collectively, the “Term B-1 Term Loan Consent” and the Existing Term Credit Agreement, after giving effect to the Term B-1 Term Loan Consent, the “Term Credit Agreement”).

57

Conditions to the Term B-1
Term Loan Consent:	The effectiveness of the Term B-1 Term Loan Consent shall be subject to the satisfaction (or waiver by the Company and the Term Lender Consenting Parties holding at least 50.01% of the Term B-1 Term Loans as of the date of the Commitment Letter (the “Required Term Lender Consenting Parties”)) of only the following conditions (the “Term B-1 Term Loan Consent Conditions”):

(a) a counterpart of the Term B-1 Term Loan Consent duly executed by the Company;

(b) no Event of Default (as shall be defined in the Term Credit Agreement) would exist and be continuing immediately after giving effect to the Term B-1 Term Loan Consent; and

(c) the Early Settlement Date shall have occurred, or shall occur substantially concurrently therewith.

Releases:	Other than in relation to the Term B-1 Term Loan Consenting Parties, provide for releases consistent with those attached as Exhibit G to the Commitment Letter.

Otherwise:	Other than as set forth above, the Existing Term Credit Agreement shall remain in full force and effect in accordance with its terms.

2

EXHIBIT D

Accendra Health, Inc.

Joinder to Commitment Letter

[•], 2026

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Commitment Letter, dated [•], 2026 (including any exhibits and other attachments thereto, the “Commitment Letter”),1 by and among, Accendra Health, Inc., a Virginia corporation, and the Commitment Parties party thereto from time to time, and agrees to be bound by the terms and conditions thereof to the extent the other Commitment and Consenting Parties are thereby bound, and agrees that it shall be deemed [an “Additional Commitment and Consenting Party” and a “Commitment and Consenting Party”] OR [an “Additional Term B-1 Term Loan Consenting Party” and a “Term B-1 Term Loan Consenting Party”]2 under the terms of the Commitment Letter.

The Joinder Party hereby specifically agrees to be bound by the terms and conditions of the Commitment Letter (including in respect of the applicable Commitments) and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Commitment Letter. The Joinder Party hereby represents and warrants that, as of the date hereof, (i) such Joinder Party or, as and if applicable, its Related Funds is the legal and beneficial holder of Existing Senior Notes in the aggregate principal amount set forth opposite such Joinder Party’s name under the headings “2029 Senior Notes” and “2030 Senior Notes” on the Schedule hereto, (ii) such Joinder Party or, as and if applicable, its Related Funds is the legal and beneficial owner of Term B-1 Term Loans in the aggregate amount set forth opposite such Joinder Party’s Name under the heading “Term B-1 Term Loans” on the Schedule hereto and (iii) such Joinder Party has the power and authority to bind, in the timeframes required by the Commitment Letter, the legal and beneficial owners of such Existing Senior Notes or Term B-1 Term Loans, as applicable.

Section 9 (Governing Law; Jurisdiction; Waivers) of the Commitment Letter is hereby incorporated, mutatis mutandis.

[[•], as an Additional Commitment and Consenting Party and a Commitment and Consenting Party

By
Name:
Title:]

[[•], as an Additional Term B-1 Term Loan Consenting Party and a Term B-1 Term Loan Consenting Party

By
Name:
Title:]

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Commitment Letter.
[2]	Select applicable capacity.

Accepted and agreed as of the date first written above:

Accendra Health, Inc., a Virginia corporation

By:
Name: Jonathan A. Leon
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Joinder]

SCHEDULE

Commitments of Additional Commitment and Consenting Parties

[Commitment and Consenting Party] OR [Term B--1 Term Loan Consenting Party]4	Backstop Party	Initial Commitment	Backstop Commitment	2029 Senior Notes	2030 Senior Notes	Term B - 1 Term Loans
[●]	No	$[●]	$0.00	$[●]	$[●]	$[●]
[●]	No	$[●]	$0.00	$[●]	$[●]	$[●]
[●]	No	$[●]	$0.00	$[●]	$[●]	$[●]
TOTAL		$[●]		$[●]	$[●]	$[●]

[4]	Select applicable capacity.

EXHIBIT E

Accendra Health, Inc.

Permitted Assignment under Commitment Letter

[•], 2026

The undersigned transferor (the “Transferor”) and transferee (the “Transferee” and together with the Transferor, the “Parties”) hereby acknowledge that they are subject to the Commitment Letter as Commitment and Consenting Parties, dated [•], 2026 (including any exhibits and other attachments thereto, the “Commitment Letter”),3 by and among, Accendra Health, Inc., a Virginia corporation (the “Company”), and the Commitment Parties party thereto from time to time.

The Parties hereby represent and warrant to the Company that, as of the date hereof, pursuant to a Permitted Assignment, (i) the Transferee or, as and if applicable, its Related Funds has become the legal and beneficial holder of Existing Senior Notes in the aggregate principal amount set forth opposite such Transferee’s name under the headings “2029 Senior Notes” and “2030 Senior Notes” on the Schedule hereto (if any), (ii) such Transferee or, as and if applicable, its Related Funds has become the legal and beneficial owner of Term B-1 Term Loans in the aggregate amount set forth opposite such Transferee’s Name under the heading “Term B-1 Term Loans” on the Schedule hereto (if any), (iii) in the case of the Transferee, such Transferee has the power and authority to bind, in the timeframes required by the Commitment Letter, the legal and beneficial owners of such Existing Senior Notes or Term B-1 Term Loans, as applicable and (iv) the Transferor has transferred Initial Commitments to the Transferee in the aggregate amount set forth opposite such Transferee’s Name under the heading “Initial Commitment”.

The Transferee hereby specifically agrees to be bound by the terms and conditions of the Commitment Letter (including in respect of the applicable Commitments) and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Commitment Letter.

Section 9 (Governing Law; Jurisdiction; Waivers) of the Commitment Letter is hereby incorporated, mutatis mutandis.

[•], as Transferee

By
Name:
Title:

[•], as Transferor

By
Name:
Title:

[3]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Commitment Letter.

SCHEDULE

Commitments of Transferee

Transferor	Transferee	Initial Commitment	2029 Senior Notes	2030 Senior Notes	Term B-1 Term Loans
[●]	[●]	$[●]	$[●]	$[●]	$[●]
[●]	[●]	$[●]	$[●]	$[●]	$[●]
[●]	[●]	$[●]	$[●]	$[●]	$[●]
TOTAL	TOTAL	$[●]	$[●]	$[●]	$[●]

EXHIBIT F

Accendra Health, Inc.

First Lien Notes Indenture

[See attached.]

EXHIBIT G

Accendra Health, Inc.

Mutual Release

[See attached.]

EXHIBIT G

Mutual Release1

Section [•]. Mutual Release.

(a) It is hereby agreed that, effective upon the Early Settlement Date, to the greatest extent authorized by applicable law, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, (x) each of the Company and the Guarantors (in their capacity as such, each, a “Loan Party,” and collectively, the “Loan Parties”), on behalf of themselves and their Related Parties,2 hereby releases and forever discharges, absolves, and acquits (as the case may be) (i) each other Loan Party and each of their respective Related Parties in their respective capacities as such and (ii) the Existing Revolving Credit Facility Agreement Administrative Agent, the Existing Revolving Credit Facility Agreement Collateral Agent, the Existing Term Credit Agreement Administrative Agent and the Existing Term Credit Agreement Collateral Agent (each in its capacity as such, the “Existing Agent” and collectively, the “Existing Agents”), the Existing 2029 Senior Notes Trustee and the Existing 2030 Senior Notes Trustee (each in its capacity as such, the “Existing Senior Notes Trustee” and collectively, the “Existing Senior Notes Trustees”), each Commitment Party (solely in its capacity as a holder of 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans, as applicable), and each of their respective Related Parties in their respective capacities as such (hereinafter, all of the above released parties in this clause (x)(ii) each in their respective capacities as such, collectively referred to as the “Existing Agent/Lender Releasees”), and (y) each Existing Senior Notes Trustee and each Commitment Party (solely in its capacity as a holder of 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans, as applicable) on behalf of themselves and their Related Parties, hereby releases and forever discharges, absolves, and acquits (as the case may be) each and all of the Loan Parties and their respective Related Parties in their respective capacities as such (hereinafter, all of the above released parties in this clause (y) collectively referred to as the “Loan Party Releasees”, and together with the Existing Agent/Lender Releasees, the “Released Parties”, and each, a “Released Party”), and (z) each Existing Senior Notes Trustee and each Commitment Party (solely in its

[1]

Defined terms to be conformed to final relevant agreements. Capitalized terms used but not otherwise defined in this Section [•] shall have the meanings ascribed to such terms in that certain commitment and consent letter, dated May 11, 2026 (including term sheets and the other exhibits, schedules, and annexes attached thereto, as applicable), by and among, Accendra Health, Inc., a Virginia corporation, and the Commitment Parties party thereto from time to time (the “Commitment Letter”), the 2029 Senior Notes Indenture, the 2030 Senior Notes Indenture, the Existing Revolving Credit Facility Agreement, and the Existing Term Credit Agreement, as applicable and as the context requires.

[2]

For purposes of this Section [•], with respect to each person, “Related Parties” means each Affiliate (as defined herein) of such person, all funds managed or advised by it or by its Affiliates, and each of the successors, assigns, partners, managers, directors, officers, members, shareholders, unitholders, equityholders (regardless of whether such interests are held directly or indirectly), limited partners, general partners, investment committee members, managing members, principals, employees, agents, trustees, representatives, attorneys, accountants and each insurance, environmental, legal, investment, financial, and other advisors and other consultants, agents and sub-advisors of or to such person and of or to such person’s Affiliates; provided, that with respect to any Commitment Party, none of the foregoing entities shall be deemed a Releasing Party unless such Commitment Party has authority to bind such entity. For purposes of this Section [•], an “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of the foregoing definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding anything to the contrary in this [Commitment Letter], “Related Parties” shall not include the Existing Agents (as defined herein) or any Affiliate of an Existing Agent, branches or Other Units of any Revolving Lender or Term B-1 Term Loan Lender.

capacity as a holder of 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans, as applicable), on behalf of themselves and their Related Parties, hereby releases and forever discharges, absolves, and acquits (as the case may be) each other, from any and all claims, counterclaims, demands, damages, losses, costs, expenses (including attorneys’ fees), debts, suits, obligations, liabilities, cross-claims, interests, suits, controversies, actions, proceedings, remedies, demands, causes of action, defenses, guaranties, judgments, rights, liabilities, offsets, powers, privileges, licenses, liens, franchises, and rights to reimbursement, subrogation, contribution, indemnification, recoupment, or other payment (collectively, the “Losses”) of any kind or nature whatsoever, whether individually or collectively, arising on or prior to the date hereof, whether arising at law or in equity, known or unknown, direct or indirect or derivative, actual or potential, existing or hereinafter arising, liquidated or unliquidated, matured or unmatured, absolute or contingent, foreseen or unforeseen, asserted or unasserted, disputed or undisputed, secured or unsecured, reduced to judgment or otherwise, and including any rights to indemnity or contribution, in each case whether in law, equity, contract, tort, or arising under federal or state statutory or common law, or any other applicable international foreign or domestic law, rule, statute, regulation, treaty, duty, requirement, or otherwise (collectively, “Claims”) that any Releasor (as defined herein) may have or claim to have against any of the Released Parties, in each case, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever arising from or in connection with or relating to (i) any 2029 Senior Notes, 2030 Senior Notes, Existing Revolving Loans, Term B-1 Term Loans or, in each case, any Note Documents or Loan Documents in respect of such 2029 Senior Notes, 2030 Senior Notes, Existing Revolving Loans or Term B-1 Term Loans and the transactions contemplated thereby, including any indebtedness or securities incurred or issued by the Loan Parties thereunder, and the preparation, negotiation, pursuit, consideration, evaluation, consummation, implementation, and formulation of such documents and transactions (but with respect to each Commitment Party, solely to the extent such Claims relate to the 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans held by such Commitment Party or the Note Documents or Loan Documents in respect of such 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans held by such Commitment Party), (ii) the Loan Parties’ out-of-court restructuring or refinancing efforts, (iii) the distribution of property pursuant to the Transactions or (iv) the management or operation of the Loan Parties related to any of the foregoing, in each case taking place on or before the Early Settlement Date (collectively, the “Released Matters,” and such Claims, the “Released Claims”); provided that nothing in this Section [•] shall release or relieve any party from, nor shall it constitute a covenant not to sue in respect of: (A) any post-Early Settlement Date obligations of any party, including, without limitation, obligations in respect of the 2029 Senior Notes, 2030 Senior Notes, Existing Revolving Loans, Term B-1 Term Loans and the other Loan Documents, Note Documents or other Transaction Documentation, as applicable, and solely to the extent of any rights or obligations therein that survive the Early Settlement Date or the Commitment Letter; (B) any Claims against any party who fails to execute and deliver any documents or consents required to be executed and delivered by such party in connection with this [Commitment Letter]; (C) the access of any director or officer of any Loan Party to (i) directors or officers insurance currently in place for the benefit of any such director or officer or (ii) any right, proceeds, or other benefit in connection with the same; (D) the rights or obligations of any Releasor pursuant to any employment agreement, non-compete agreement, separation agreement, bonus agreement, retention agreement, or any other employment-related letter or similar document entered into between any current or former employee and the Loan Parties; (E) any rights or Claims to indemnification in the organizational or governing documents of the Loan Parties; (F) any intercompany Claims or interests between one Loan Party and another Loan Party or any of its Affiliates, as applicable, or any equity interests in any Loan Party, or (G) any Claim or liability to the extent resulting from the actual fraud or willful misconduct of such party (as determined in a final, nonappealable order by a court of competent jurisdiction), (H) any Claims relating to investments, transactions or other matters other than the Released Matters; or (I) any right of indemnification or reimbursement in favor of the Existing Agents, Existing Senior Notes Trustees, or Commitment Parties (with respect to the Commitment and Consenting Parties, excluding Released Claims) against the Loan Parties, the Commitment Parties, and their respective Related Parties arising under the existing and new credit agreements and loan documents, as applicable.

(b) Notwithstanding anything to the contrary contained in this Section [•], each Released Party understands, acknowledges and agrees that any Commitment Party (on its behalf or on behalf of its Related Parties), releases and forever discharges the Loan Party Releasees solely in such Commitment Party’s capacity as a Lender and/or Commitment Party (as defined in the Commitment Letter, and solely in its capacity as a holder of 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans, as applicable) and not in its individual capacity as an investor or holder of any other claim against or interest in the Loan Parties, or in any other capacity. The Loan Parties understand that the Commitment Party holding Existing Revolving Loans, as set forth on this signature page, is engaged in a wide range of financial services and businesses, and in furtherance of the foregoing, the Loan Parties as set forth in the signature pages hereto, acknowledge and agree that the obligations set forth in this [Commitment Letter] shall only apply to the trading desk(s), fund(s), account(s), business group(s), and/or unit(s) of such Commitment Party holding Existing Revolving Loans, as set forth on this signature page, that principally manage and/or supervise each such Commitment Party’s investment in the Loan Parties and shall not apply to any other trading desk(s), fund(s), account(s), business group(s), and/or unit(s) therein of such Commitment Party so long as they are not acting at the direction or for the benefit of such Commitment Party or in connection with such Commitment Party’s investment in the Loan Parties, as applicable (each, an “Other Unit” and, collectively, such “Other Units”). For the avoidance of doubt and notwithstanding anything to the contrary in this [Commitment Letter], no Other Unit shall be a Commitment Party nor deemed an Affiliate, or Related Party of a Commitment Party to the extent not specifically identified on this signature page. This [Commitment Letter] does not cover Loan Party claims or equity interests that are now owned or subsequently acquired by Other Units unless such holders execute separate signature pages to this [Commitment Letter], joinders, or transfer agreements. Notwithstanding anything to the contrary in this [Commitment Letter], none of the Existing Agents are Releasors.

(c) Each Loan Party, on its behalf and on behalf of its Related Parties, each Existing Senior Notes Trustee, and each Commitment Party (solely in its capacity as a holder of 2029 Senior Notes, 2030 Senior Notes, or Existing Revolving Loans, as applicable), on behalf of themselves and their respective Related Parties (each, a “Releasor”), to the greatest extent authorized by applicable law, hereby expressly agrees that the release contemplated by the foregoing Section [•](a) extends to any and all rights granted under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law or regulation are hereby expressly waived. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(d) Each Releasor understands that Section 1542, or a comparable statute, rule, regulation, or order of another jurisdiction, gives such party the right not to release existing Claims of which such party is not aware, unless such party voluntarily chooses to waive this right. Having been so apprised, each Releasor, on its behalf and on behalf of its Related Parties, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for all Released Claims. Each Releasor, on its behalf and on behalf of its Related Parties, to the greatest extent authorized by applicable law, acknowledges and agrees that the foregoing waiver is an essential and material term of this [Commitment Letter] and that, without such waiver, the other parties would not have agreed to the terms of this [Commitment Letter]. Each Releasor, on its behalf and on behalf of its Related Parties, to the greatest extent authorized by applicable law, hereby represents to the other parties hereto that it understands and acknowledges that it may hereafter discover facts and legal theories concerning such other parties or the subject matter hereof in addition to or different from those which it now believes to be true. Such Releasor understands and hereby agrees that the release set forth in this Section [•] shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Such Releasor, on its behalf and on behalf of its Related Parties, assumes the risk of any mistake of fact or applicable law with regard to any potential Claim released under this Section [•](a) or with regard to any of the facts that are now unknown to it relating thereto.

(e) Each Releasor agrees and acknowledges that the Claims which it is releasing under Section [•](a) include any Claim which such Releasor does not know or suspect to exist in its favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Each Releasor agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Claims, but no Releasor in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected, foreseen or unforeseen) to any other Releasor solely by reason of the releases in Section [•](a), and each Releasor shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, concealed, suspected or unsuspected, contingent or non-contingent, assertable directly or derivatively by class representative or individual, which now exist or heretofore have existed upon any theory of law (whether state, federal, local, or foreign laws, including securities laws), contract, tort, or equity now existing or coming into existence in the future to the extent such Claims are actually released in Section [•](a). Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this [Commitment Letter] or any of the Loan Documents in respect of the New Revolving Credit Facility or limit or otherwise excuse any obligation of any Loan Party under the Existing Documents, the loans under the New Revolving Credit Facility or any of the documents executed in connection therewith or any of the rights of the lenders under such respective documents as of the date of this [Commitment Letter].

(f) In the event that any third party, estate, trustee, debtor-in-possession, creditor, creditors’ committee, or any other person or entity is successful in pursuing any Released Claim, or otherwise obtains liens or any other right or benefit in, any Released Matter (or any Claim or cause of action, including any avoidance, preference, strong arm, or claw back action subsequently arising by operation of an insolvency or creditor rights law, that would have been a Released Claim if the person or entity bringing such Claim or cause of action were party to the mutual release contained in this Section [•]), or in connection with any bankruptcy or insolvency proceeding, is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim or cause of action against any Released Party that was released hereunder, in each case, each Releasor agrees that it shall (a) not recover any funds, property, or other value received, awarded, or arising from settlement, judgment, or other resolution of such actual or threatened Claim or cause of action, (b) if it does receive such recovery, shall not commingle such recovery with any of its other assets, and (c) shall promptly turnover and assign any such recoveries exclusively to, and hold them in trust exclusively for, such Loan Party Releasee or Existing Agent/Lender Releasee, as applicable, provided that, in no circumstance shall this Section [•](f) obligate any Releasor, Existing Agent or Term B-1 Term Loan Lender that would have otherwise recovered the full amount of a debt claim (including a debtor-in-possession financing claim) in a bankruptcy, insolvency, or similar proceeding from other assets to turn over or assign such recoveries or proceeds of litigation if such person’s receipt of the subject recoveries or proceeds was deemed to be in full or partial satisfaction of such claim (or, if applicable, an adequate protection claim derived from such debt claim that would have otherwise recovered in full) such that the Releasor, Existing Agent or Term B-1 Term Loan Lender (as applicable) would otherwise be unable to seek repayment on such claim to obtain satisfaction in full from alternative sources. For purposes of this Section [•], any reference to any Loan Party, Existing Agent, Existing Senior Notes Trustee or Commitment Party shall mean and include, as applicable, such Loan Party, Existing Agent, Existing Senior Notes Trustee or Commitment Party’s Affiliates and successors and assigns, including, without limitation, any estate, receiver, trustee, debtor-in-possession, debtor-in-possession financing lender, or other person or entity.

(g) Subject to Section [•](a), each of the Releasors hereby further agrees and covenants not to, and shall not, and shall cause each of its Related Parties to not, individually or with any other person or entity file, commence, or prosecute, or assist or otherwise aid (unless legally compelled) any other person in the filing, commencement, or prosecution of any charge, lawsuit, complaint or proceeding, whether directly, derivatively, or otherwise, with respect to any Released Matter against any Released Party. If any such proceeding is so commenced, then the Releasor commencing such proceeding (or whose Related Party commences such proceeding) shall immediately cause it to be dismissed, and the Released Party or other released person or entity subject thereto shall have the right to be reimbursed by the party that commenced such proceeding (or whose Related Party commenced such proceeding) for all reasonable fees, costs, and expenses incurred in connection therewith, without limitation of any other rights and remedies. For the avoidance of doubt, nothing herein shall constitute a covenant not to sue in respect of any proceeding seeking a determination that a Claim falls within clause (G) of Section [•](a), and no such proceeding shall constitute a breach of this Section [•](g).

(h) Each Releasor understands, acknowledges, and agrees that, after the Early Settlement Date, the releases set forth in this Section [•] may be pleaded as a full and complete defense to any Released Claim and may be used as a basis for an injunction against any action, suit, or other proceeding without any need to post a bond or other indemnity which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each Releasor further agrees that no fact, event, circumstance, evidence, or transaction which could not be asserted or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the releases set forth in this Section [•] and agrees that it shall turn over and return or cause to be turned over and returned any recovery it receives in respect of a Released Matter (without creating any recourse, contribution, subrogation, or similar Claim, each of which is hereby waived) (other than as described in Section [•](f)). The releases of the Releasors set forth in this Section [•] are final releases, effective as of the Early Settlement Date, even if there may exist a mistake on the part of any Releasor as to the extent and nature of the Claims of any such Releasor against any other party. Each of the Releasors acknowledges that it has access to adequate information regarding the terms hereof, and the scope and effect of the releases contained in this Section [•], to make an informed and knowledgeable decision with regard to entering into this [Commitment Letter]. Each Releasor agrees and acknowledges that, except as expressly set forth in this [Commitment Letter], no other party (or any Related Party of any other party), in any capacity, has warranted or otherwise made any representations concerning any Released Matter or Released Claim (including any representation or warranty concerning the existence, non-existence, validity or invalidity of any Released Claim).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT H

Accendra Health, Inc.

First Lien Pari Passu Intercreditor Agreement Amendments Term Sheet

[See attached.]

Agreed Form

Accendra Health, Inc.

First Lien Pari Passu Intercreditor Agreement Amendments Term Sheet

Term under new First Lien Pari Passu Intercreditor Agreement[1]

1.	Exercise of rights and remedies to be controlled by the Representative of the [Majority In Interest] of the [First Lien Obligations][2] (the “Controlling Representative”). Initially, the Controlling Representative shall be the [Notes Collateral Agent], acting at the direction of the [Majority In Interest] of the [First Lien Obligations]. At or prior to becoming the Controlling Representative, the applicable Representative shall become party to the Junior Lien Intercreditor Agreement.

2.	If any DIP Financing has a rollup of greater than 1:1, then (i) the opportunity to participate in the DIP must be offered to each of the [Revolving Facility Lenders], [Term B Loan Lenders] and [1L Noteholders] ratably in accordance with #3 below and (ii) the majority of each Class must consent to the DIP Financing. If any DIP Financing has a rollup equal to or less than 1:1, then clause (i) above shall apply (and, for the avoidance of doubt, clause (ii) shall not apply).

3.	Each [Revolving Facility Lender], [Term B Loan Lender] and [1L Noteholder], in each case, shall have a right to participate in any DIP Financing on the same terms (including economics) (for avoidance of doubt, including adequate protection) and conditions as any other lender or noteholder thereto, other than certain reasonable, customary and bona fide backstop fees to be agreed and set forth in the First Lien Pari Passu Intercreditor Agreement; provided that each [Revolving Facility Lender], [Term B Loan Lender] and [1L Noteholder] that is not in the Class of the Controlling Representative shall, in each case, receive five (5) business days prior notice of any such DIP Financing from the Controlling Representative, which notice shall include reasonably detailed information regarding the proposed DIP Financing for review by such [Revolving Facility Lender], [Term B Loan Lender] and/or [1L Noteholder], as applicable.

4.	Use of cash collateral shall be subject to the consent of the [Required Revolving Facility Lenders], [Required Term B Loan Lenders] and [Required 1L Noteholders].

5.	Representative of the [Majority In Interest] of the [First Lien Obligations] (other than the Controlling Representative) to control exercise of rights and remedies if there is an Event of Default under the applicable Class that has not been cured or waived, after a 180-day standstill period, subject to customary stay to the extent (i) the Controlling Representative has commenced and is diligently pursuing any enforcement action with respect to the [Shared Collateral] or (ii) any Grantor which has granted a security interest in the [Shared Collateral] is then a debtor subject to an insolvency or liquidation proceedings.

6.	After a Discharge of [1L Notes Obligations] or [Term B Loan Obligations] (except, for the avoidance of doubt, in connection with a Refinancing thereof), exercise of rights and remedies will require Class vote of each of the [Revolving Loan Obligations] and the other Class of [First Lien Obligations] that remain outstanding.

[1]

Defined terms used herein shall have the same meaning as defined or, if indicated in brackets, as will be defined in the First Lien Pari Passu Intercreditor Agreement. For the avoidance of doubt, if further Classes are added to the Intercreditor Agreement (in accordance with the documentation governing the [First Lien Obligations], at the election of the Company, the provisions herein shall be for the benefit of such other Classes as well.

[2]	Note: to include outstanding amount of 1L Notes Obligations, Term B Loan Obligations and Revolving Loan Obligations.

Term under new First Lien Pari Passu Intercreditor Agreement

7.	To the extent that one or more of the Classes of [First Lien Obligations] declines to exercise any buyout right (which buyout right (i) must be at par plus accrued interest and any unpaid interest and premiums and (ii) is exercisable at any time following a bankruptcy Event of Default or acceleration of the Obligations) of the other Classes of [First Lien Obligations] (including pursuant to a refinancing DIP Financing), then the other Class(es) of [First Lien Obligations] shall have right to buyout on a standalone basis.

8.	Except as expressly provided herein, any provisions of a DIP Financing that treat any Class of claims adversely and differently than the claims of the other Classes of [First Lien Obligations] (or otherwise in an adverse manner that is inconsistent with the provisions set forth in this Annex) shall require the consent of the adversely affected Classes of [First Lien Obligations].

9.	Holders of [First Lien Obligations] may not (i) propose, support, or vote for any chapter 11 Plan/plan support agreement that is inconsistent with the waterfall set forth in the [First Lien Pari Passu Intercreditor Agreement] (including by providing non-ratable allocation of Plan consideration) without the consent of each Class of [First Lien Obligations] or (ii) challenge the enforceability, lien priority or payment priority of the any of the [First Lien Obligations] or liens securing the [First Lien Obligations].

73